As filed with the U.S. Securities and Exchange Commission on August 2, 2024

Registration No. 333-280757

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

PRE-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

ADITXT, INC.

(Exact name of registrant as specified in its charter)

Delaware	82-3204328
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

2569 Wyandotte Street, Suite 101

Mountain View, CA 94043

(650) 870-1200

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Amro Albanna

Aditxt, Inc.

Chief Executive Officer

2569 Wyandotte Street

Suite 101

Mountain View, CA 94043

(650) 870-1200

(Name, address including zip code, and telephone number, including area code, of agent for service)

With copies to:

Richard A. Friedman, Esq.

Sean F. Reid, Esq.

Ashton H. Wiebe, Esq.

Sheppard, Mullin, Richter & Hampton LLP

30 Rockefeller Plaza

New York, NY 10112

Tel: (212) 653-8700

Fax: (212) 653-8701

Approximate date of commencement of proposed sale to the public: From time to time, after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of  “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒	Smaller reporting company ☒
Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act. ☐

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment that specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

Pursuant to Rule 415(a)(6) under the Securities Act of 1933, as amended (the “Securities Act”), the securities being registered by the Registrant on this registration statement include an aggregate of $49,695,933.64 of unsold securities (the “Unsold Securities”) previously registered under the Registrant’s prior registration statement on Form S-3 (File No. 333- 257645) filed on July 2, 2021, amended on July 6, 2021 and declared effective on July 13, 2021 (the “Prior Registration Statement”). Filing fees of $5,421.83 were previously paid with respect to the Unsold Securities. Pursuant to Rule 415(a)(5) under the Securities Act, the Registrant intends to continue to offer and sell the Unsold Securities under the Prior Registration Statement until the earlier of (i) the date on which this registration statement is declared effective by the Securities and Exchange Commission, and (ii) January 9, 2025, which is 180 days after the third-year anniversary of the effective date of the Prior Registration Statement (the “Expiration Date”). Until the Expiration Date, the Registrant may continue to use the Prior Registration Statement and related prospectus supplements for its offerings thereunder.

Pursuant to Rule 415(a)(6), on or before the Expiration Date, the Registrant may file a pre-effective amendment to this Registration Statement to update the amount of Unsold Securities previously registered by the Prior Registration Statement being registered hereby, and continue to offer and sell such Unsold Securities under this Registration Statement. If applicable, such pre-effective amendment shall identify such Unsold Securities to be included in this Registration Statement, and the amount of any new securities to be registered on this Registration Statement.

The information in this prospectus is not complete and may be changed. We may not sell these securities or accept an offer to buy these securities until the registration statement filed with the U.S. Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities, and we are not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS

Subject to completion, dated August 2, 2024

Aditxt, Inc.

Common Stock

Preferred Stock

Debt Securities

Warrants

Rights

Units

We may offer and sell, from time to time in one or more offerings, any combination of common stock, preferred stock, debt securities, warrants to purchase common stock, preferred stock or debt securities, or any combination of the foregoing, either individually or as units comprised of one or more of the other securities, having an aggregate initial offering price not exceeding $100,000,000.

This prospectus provides a general description of the securities we may offer. Each time we sell a particular class or series of securities, we will provide specific terms of the securities offered in a supplement to this prospectus. The prospectus supplement and any related free writing prospectus may also add, update or change information contained in this prospectus. We may also authorize one or more free writing prospectuses to be provided to you in connection with these offerings. You should read carefully this prospectus, the applicable prospectus supplement and any related free writing prospectus, as well as any documents incorporated by reference herein or therein before you invest in any of our securities.

The specific terms of any securities to be offered, and the specific manner in which they may be offered, will be described in one or more supplements to this prospectus. This prospectus may not be used to consummate sales of any of these securities unless it is accompanied by a prospectus supplement. Before investing, you should carefully read this prospectus and any related prospectus supplement.

Our common stock is presently listed on The Nasdaq Capital Market under the symbol “ADTX.” On July 31, 2024, the last reported sale price of our common stock was $1.19 per share. The applicable prospectus supplement will contain information, where applicable, as to any other listing on The Nasdaq Capital Market or any securities market or other exchange of the securities, if any, covered by the prospectus supplement. Prospective purchasers of our securities are urged to obtain current information as to the market prices of our securities, where applicable

These securities may be sold directly by us, through dealers or agents designated from time to time, to or through underwriters, dealers, or through a combination of these methods on a continuous or delayed basis. See “Plan of Distribution” in this prospectus. We may also describe the plan of distribution for any particular offering of our securities in a prospectus supplement. If any agents, underwriters or dealers are involved in the sale of any securities in respect of which this prospectus is being delivered, we will disclose their names and the nature of our arrangements with them in a prospectus supplement. The price to the public of such securities and the net proceeds we expect to receive from any such sale will also be included in a prospectus supplement.

Investing in our securities involves various risks. See “Risk Factors” beginning on page 19 for more information on these risks. Additional risks will be described in the related prospectus supplements under the heading “Risk Factors.” You should review that section of the related prospectus supplements for a discussion of matters that investors in our securities should consider.

Neither the U.S. Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities, or passed upon the adequacy or accuracy of this prospectus or any accompanying prospectus supplement. Any representation to the contrary is a criminal offense.

The date of this prospectus is  , 2024.

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the U.S. Securities and Exchange Commission (“SEC”), using a “shelf” registration process. Under this shelf registration statement, we may sell from time to time in one or more offerings of common stock and preferred stock, various series of debt securities and/or warrants to purchase any of such securities, either individually or as units comprised of a combination of one or more of the other securities in one or more offerings up to a total dollar amount of $100,000,000. This prospectus provides you with a general description of the securities we may offer. Each time we sell any type or series of securities under this prospectus, we will provide a prospectus supplement that will contain more specific information about the terms of that offering.

This prospectus does not contain all of the information included in the registration statement. For a more complete understanding of the offering of the securities, you should refer to the registration statement, including its exhibits. We may add, update or change in a prospectus supplement or free writing prospectus any of the information contained in this prospectus or in the documents we have incorporated by reference into this prospectus. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings. This prospectus, together with the applicable prospectus supplement, any related free writing prospectus and the documents incorporated by reference into this prospectus and the applicable prospectus supplement, will include all material information relating to the applicable offering. You should carefully read both this prospectus and the applicable prospectus supplement and any related free writing prospectus, together with the additional information described under “Where You Can Find More Information,” before buying any of the securities being offered.

We have not authorized any dealer, agent or other person to give any information or to make any representation other than those contained or incorporated by reference in this prospectus, any accompanying prospectus supplement or any related free writing prospectus that we may authorize to be provided to you. You must not rely upon any information or representation not contained or incorporated by reference in this prospectus or an accompanying prospectus supplement, or any related free writing prospectus that we may authorize to be provided to you. This prospectus, the accompanying prospectus supplement and any related free writing prospectus, if any, do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate, nor do this prospectus, the accompanying prospectus supplement or any related free writing prospectus, if any, constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. You should not assume that the information contained in this prospectus, any applicable prospectus supplement or any related free writing prospectus is accurate on any date subsequent to the date set forth on the front of the document or that any information we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference (as our business, financial condition, results of operations and prospects may have changed since that date), even though this prospectus, any applicable prospectus supplement or any related free writing prospectus is delivered or securities are sold on a later date.

We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference in this prospectus were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

This prospectus may not be used to consummate sales of our securities, unless it is accompanied by a prospectus supplement. To the extent there are inconsistencies between any prospectus supplement, this prospectus and any documents incorporated by reference, the document with the most recent date will control.

As permitted by the rules and regulations of the SEC, the registration statement, of which this prospectus forms a part, includes additional information not contained in this prospectus. You may read the registration statement and the other reports we file with the SEC at the SEC’s web site or at the SEC’s offices described below under the heading “Where You Can Find More Information.”

Company References

In this prospectus “the Company,” “we,” “us,” and “our” refer to Aditxt, Inc., a Delaware corporation, and its subsidiaries, unless the context otherwise requires.

ii

BUSINESS

Overview and Mission

We believe the world needs—and deserves—a new approach to innovating that harnesses the power of large groups of stakeholders who work together to ensure that the most promising innovations make it into the hands of people who need them most.

We were incorporated in the State of Delaware on September 28, 2017, and our headquarters are in Mountain View, California. The company was founded with a mission of bringing stakeholders together, to transform promising innovations into products and services that could address some of the most challenging needs. The socialization of innovation through engaging stakeholders in every aspect of it, is key to transforming more innovations, more rapidly, and more efficiently.

At inception, the first innovation we took on was an immune modulation technology titled ADI/Adimune with a focus on prolonging life and enhancing life quality of patients that have undergone organ transplants. Since then, we expanded our portfolio of innovations, and we continue to evaluate a variety of promising health innovations.

Our Model

We are not focused on a single idea or a single molecule. We believe that it is about making sure the right innovation is made possible. Our business model has three main components as follows:

(1)	Securing an Innovation: Our process begins with identifying and securing innovations through licensing or acquisition of an innovation asset. Assets come from a variety of sources including research institutions, government agencies, and private organizations.

(2)	Growing an Innovation: Once an innovation is secured, we surround it with activation resources that take a systemized approach to bringing that idea to life. Our activation resources include innovation, operations, commercialization, finance, content and engagement, personnel, and administration.

(3)	Monetizing an Innovation: Our goal is for each innovation to become commercial-stage and financially and operationally self-sustainable, to create shareholder value.

We engage various stakeholders for each of our programs on every level. This includes identifying researchers and research institution partners, such as Stanford University; leading health institutions to get critical trials underway, such as Mayo Clinic; manufacturing partners who enable us to take innovations from preclinical to clinical; municipalities and governments, such as the city of Richmond and the state of Virginia and public health agencies who work with us to launch our program, Pearsanta’s laboratory; and thousands of shareholders around the globe. We seek to enable promising innovation to become purposeful products that have the power to change lives.

Our Value Proposition

We believe that far too often, promising treatment or technology does not reach commercialization due to lack of expertise, key resources, or efficiency. As a result, potentially life-changing and lifesaving treatments are not available to the individuals who so desperately need them.

We seek to bring the holistic concept of an efficient, socialized ecosystem for advancing and accelerating innovations. Our process: We seek to license or acquire promising innovations. We will then form and build out a subsidiary around each innovation and support the subsidiaries through innovation, operation, commercialization, content and engagement, finance, personnel, and administration to thrive and grow as a successful, monetizable business.

Since our inception, we have built infrastructure consisting of innovation, operation, commercialization, content and engagement, finance, personnel, and administration, to support the rapid transformation of untapped innovations. Each of the main components of our infrastructure has established global access to partnerships with industry leaders, top-rated research and medical institutions, universities, manufacturing and distribution companies, and critical infrastructure such as Clinical Laboratory Improvement Amendments-certified state-of-the art labs and Good Manufacturing Practices manufacturing.

The Shifting Landscape of Innovation

Innovation in general, and health innovations specifically, require significant resources. The convergence of biotech, high-tech, and media offers new possibilities for accelerating breakthrough innovations faster and more efficiently. This approach reflects our mission of “Making Promising Innovations Possible, Together”.

People deserve access to innovative solutions that have never been more within reach. We believe the best idea, best product and the best solution will come from creating an ecosystem where all stakeholders, such as vendors, customers, municipalities, and shareholders contribute. When we disrupt the way we’re innovating, through our collaborative model, we believe we can move faster and more efficiently to activate viable solutions that have the potential to make a measurable impact.

Our Growth Strategy

We believe that the era of precision and personalized medicine is here and that people around the globe would benefit from health diagnostics and treatments that more accurately pinpoint the problems and more precisely treat the condition. In addition to our current programs, Adimune and Pearsanta, we look to bring in future health innovations in the areas of software and AI, medical devices, therapeutics, and other technologies that take a fundamentally different approach to health because they prioritize personalized precision medicine, timely disease root cause analysis, and targeted treatments.

Year over year, we plan to continue building our infrastructure and securing more personalized and precision health innovations that align with our mission. These opportunities may come in different forms such as intellectual property, an early-stage company, or a late-stage company. We will continue to scale our systemized approach to the innovation process, making large-scale automation and enterprise systems available to our portfolio companies at every stage of their growth. Specifically, certain subsidiaries will need to grow through further M&A activities, operational infrastructure implementation, and development or acquisition of critical technologies.

Our Team

Aditxt is led by an entrepreneurial team with passion for transforming promising innovations into successful businesses. Our leadership come from a variety of different industries, with collective expertise in founding startup innovation companies, developing and marketing biopharmaceutical and diagnostic products, designing clinical trials, manufacturing, and management of private and public companies. We have deep experience in identifying and accessing promising health innovations and developing them into products and services with the ability to scale. We understand the capital markets, both public and private, as well as M&A and facilitating complex IPOs.

The following are profiles of three subsidiaries we have formed, including the terms of the intellectual property licenses that have been sublicensed from Aditxt to help build each of the businesses.

OUR PROGRAMS

We are a commercial-stage company with a mission of bringing stakeholders together, to transform promising innovations into products and services that could address some of the most challenging needs. Our current focus spans five critical areas: immune health, precision health, population health, women’s health, and neurologic health. We are developing a robust portfolio and pipeline of products at various stages of development and also regularly seek to acquire complementary assets and products through acquisitions and other strategic transactions. Set forth below is a summary of our current programs.

Program	Focus	Product	Indication	Development	Pre-Launch	Commercial
Adimune	Immune Health	ADI-100	Psoriasis	X
Adimune	Immune Health	ADI-100	Type 1 diabetes	X
Adimune	Immune Health	ADI-100	Stiff-persons syndrome	X
Adimune	Immune Health	ADI-100	Skin allografting	X
Pearsanta	Precision Health	AditxtScore Ab	COVID-19	X	X	X
Pearsanta	Precision Health	AditxtScore NAb	COVID-19	X	X	X
Pearsanta	Precision Health	MET	Endometriosis	X	X
Pearsanta	Precision Health	MPT	Prostate CA	X	X
Pearsanta	Precision Health	UTI	Advanced UTI	X
Pearsanta	Precision Health	MOT	Ovarian CA	X
Pearsanta	Precision Health	PLT	Lung CA	X
Pearsanta	Precision Health	LFA-RVP	Flu A/B, COVID	X
Pearsanta	Precision Health	AditxtScore T1D	Type 1 diabetes	X
Pearsanta	Precision Health	AditxtScore CNS	NMO & MOGAD	X
Brain Scientific	Neuro Health	NeuroCap/NeuroEEG	Epilepsy/TBI/Dementia	X	X

ADIMUNE

Adimune™, Inc. (“Adimune”) is focused on leading our immune modulation therapeutic programs. Adimune’s proprietary immune modulation product Apoptotic DNA Immunotherapy™, or ADI-100™, utilizes a novel approach that mimics how our bodies naturally induce tolerance to our own tissues. It includes two DNA molecules designed to deliver signals to induce tolerance. ADI-100 has been successfully tested in several preclinical models (e.g., skin grafting, psoriasis, type 1 diabetes, multiple sclerosis).

In May 2023, Adimune entered into a clinical trial agreement with Mayo Clinic to advance clinical studies targeting autoimmune diseases of the central nervous system (“CNS”) with the initial focus on the rare, but debilitating, autoimmune disease Stiff Person Syndrome (“SPS”). According to the National Organization of Rare Diseases, the exact incidence and prevalence of SPS is unknown; however, one estimate places the incidence at approximately one in one million individuals in the general population.

Pending approval by the International Review Board, a human trial for SPS is expected to commence in the first half of 2024 with enrollment of 10 to 15 patients, some of whom may also have type 1 diabetes. ADI-100™ will initially be tested for safety and efficacy. ADI-100™ is designed to tolerize against an antigen known as glutamic acid decarboxylase (“GAD”), which is implicated in type-1 diabetes, psoriasis, and many autoimmune diseases of the CNS.

Background

The discovery of immunosuppressive (anti-rejection and monoclonal) drugs over 40 years ago enabled life-saving organ transplantation procedures and blocking of unwanted immune responses in autoimmune diseases. However, immune suppression leads to significant undesirable side effects, such as increased susceptibility to life-threatening infections and cancers, because it indiscriminately and broadly suppresses immune function throughout the body. While the use of these drugs has been justifiable because they prevent or delay organ rejection, their use for treatment of autoimmune diseases and allergies may not be acceptable because of the aforementioned side effects. Furthermore, often transplanted organs ultimately fail despite the use of immune suppression, and about 40% of transplanted organs survive no more than five years.

Through Aditxt, Adimune has the right to use to the exclusive worldwide license for commercializing ADI™ nucleic acid-based technology (which is currently at the pre-clinical stage) from Loma Linda University (“LLU”). ADI™ uses a novel approach that mimics the way the body naturally induces tolerance to our own tissues (“therapeutically induced immune tolerance”). While immune suppression requires continuous administration to prevent rejection of a transplanted organ, induction of tolerance has the potential to retrain the immune system to accept the organ for more extended periods of time. ADI™ may allow patients to live with transplanted organs with significantly reduced immune suppression. ADI™ is a technology platform which we believe can be engineered to address a wide variety of indications.

Advantages

ADI™ is a nucleic acid-based technology (e.g., DNA-based), which we believe selectively suppresses only those immune cells involved in attacking or rejecting self and transplanted tissues and organs. It does so by tapping into the body’s natural cell turnover process (i.e., apoptosis) to retrain the immune system to stop unwanted attacks on self or transplanted tissues. Apoptosis is a natural process used by the body to clear dying cells and to allow recognition and tolerance to self-tissues. ADI™ triggers this process by enabling immune system cells to recognize the targeted tissues as “self.” Conceptually, it is designed to retrain the immune system to accept the tissues, similar to how natural apoptosis reminds our immune system to tolerate to our own “self” tissues.

While various groups have promoted tolerance through cell therapies and ex vivo manipulation of patient cells (i.e., takes place outside the body), to our knowledge, we will be unique in our approach of using in-body induction of apoptosis to promote tolerance to specific tissues. In addition, ADI™ treatment itself will not require additional hospitalization but only an injection of minute amounts of the therapeutic drug into the skin.

Moreover, preclinical studies have demonstrated that ADI™ treatment significantly and substantially prolongs graft survival, in addition to successfully “reversing” other established immune-mediated inflammatory processes.

License Agreement with Loma Linda University

On March 15, 2018, we entered into a License Agreement with LLU (the “LLU License Agreement”), which was subsequently amended on July 1, 2020. Pursuant to the LLU License Agreement, we obtained the exclusive royalty-bearing worldwide license to all intellectual property, including patents, technical information, trade secrets, proprietary rights, technology, know-how, data, formulas, drawings, and specifications, owned or controlled by LLU and/or any of its affiliates and related to therapy for immune-mediated inflammatory diseases (the ADI™ technology). In consideration for the LLU License Agreement, we issued 25,000 shares of common stock to LLU.

PEARSANTA

Pearsanta, Inc. (Pearsanta”) is focused on precision health, leveraging cutting-edge diagnostic technologies for disease detection and management. We believe that timely and personalized testing enables far more informed treatment decisions. Pearsanta aims to empower consumers to monitor their health more proactively, offering a complete picture of someone’s dynamic health status, including genetic makeup and medication response. Central to Pearsanta’s innovation are the AditxtScore™ technology platform and the Mitomic® Technology Platform, which we acquired from MDNA Life Sciences, Inc. (“MDNA”) in January 2024.

Licensed Technologies – AditxtScore™

We have sublicensed to Pearsanta, an exclusive worldwide sublicense for commercializing the AditxtScore™ technology, which provides a personalized, comprehensive immune system profile. AditxtScore™ is intended to detect individual immune responses to viruses, bacteria, peptides, drugs, supplements, bone marrow and solid organ transplants, and cancer. It also has broad applicability to many other agents of clinical interest impacting the immune system, including those not yet identified, such as emerging infectious agents.

AditxtScore™ is being developed to enable individuals and their healthcare providers to understand, manage, and monitor their immune profiles and to stay informed about attacks on or by their immune system. AditxtScore can also assist the medical community and individuals by anticipating the immune system’s potential response to viruses, bacteria, allergens, and foreign tissues such as transplanted organs. This technology may be able to serve as a warning signal, thereby allowing for more time to respond appropriately. Its advantages include providing simple, rapid, accurate, high throughput assays that can be multiplexed to determine the immune status concerning several factors simultaneously in approximately 3-16 hours. Additionally, it can evaluate and differentiate between distinct types of cellular and humoral immune responses (e.g., T and B cells and other cell types). It also provides for simultaneous monitoring of cell activation and levels of cytokine release (i.e., cytokine storms).

We are actively involved in the regulatory approval process for AditxtScore™ assays for clinical use and securing manufacturing, marketing, and distribution partnerships for application in various markets. To obtain regulatory approval to use AditxtScore™ as a clinical assay, we have conducted validation studies to evaluate its performance in detecting antibodies and plan to continue conducting additional validation studies for new applications in autoimmune diseases.

Advantages

The sophistication of the AditxtScore technology includes the following:

●	greater sensitivity/specificity;

●	20-fold higher dynamic range, greatly reducing signal to noise compared to conventional assays;

●	ability to customize assays and multiplex a large number of analytes with speed and efficiency;

●	ability to test for cellular immune responses (i.e., T and B cells and cytokines); and

●	proprietary reporting algorithm.

License Agreement with Leland Stanford Junior University (“Stanford”)

On February 3, 2020, we entered into an exclusive license agreement (the “February 2020 License Agreement”) with Stanford regarding a patent concerning a method for detection and measurement of specific cellular responses. Pursuant to the February 2020 License Agreement, we received an exclusive worldwide license to Stanford’s patent with regard to use, import, offer, and sale of Licensed Products (as defined in the February 2020 License Agreement). The license to the patented technology is exclusive, including the right to sublicense, beginning on the effective date of the agreement, and ending when the patent expires. Under the exclusivity agreement, we acknowledged that Stanford had already granted a non-exclusive license in the Nonexclusive Field of Use, under the Licensed Patents in the Licensed Field of Use in the Licensed Territory (as those terms are defined in the February 2020 License Agreement). However, Stanford agreed not to grant further licenses under the Licensed Patents in the Licensed Field of Use in the Licensed Territory. On December 29, 2021, we entered into an amendment to the February 2020 License Agreement which extended our exclusive right to license the technology deployed in AditxtScore™ and securing worldwide exclusivity in all fields of use of the licensed technology.

Mitomic® Technology Platform

In January 2024, we acquired the assets comprising our mitomic technology platform from MDNA. This platform seeks to harness the unique properties of mitochondrial DNA (“mtDNA”) to detect disease through non-invasive, blood-based liquid biopsies.

The Mitomic® Technology Platform is designed to identify specific mutations in mtDNA indicative of various diseases. Due to its high mutation rate and cell persistence, mitochondrial DNA is an excellent biomarker for early disease detection. This platform allows for the rapid and accurate identification of disease-associated biomarkers, which can significantly enhance early diagnosis and treatment.

Key Products Under Development at Time of Acquisition:

Mitomic® Endometriosis Test (MET™):

●	Purpose: To provide an accurate and non-invasive diagnosis of endometriosis, a condition that affects approximately 1 in 10 women of reproductive age worldwide.

●	Clinical Validation: MET™ has demonstrated high accuracy in predicting surgical outcomes in women suspected of having endometriosis. The test has shown significant promise in reducing the diagnostic delay, which averages around ten years.

●	Impact: Early and precise diagnosis through MET™ can lead to timely and effective treatment, significantly improving patient outcomes and quality of life

Mitomic® Prostate Test (MPT™):

●	Purpose: To enhance the detection of clinically significant prostate cancer, reducing reliance on PSA testing, which often results in false positives and over-diagnosis.

●	Clinical Validation: MPT™ has shown the ability to predict prostate cancer accurately, distinguishing between aggressive and non-aggressive forms. This specificity is crucial in guiding treatment decisions and reducing unnecessary interventions.

●	Impact: MPT™ aims to improve patient outcomes by ensuring that only those with clinically significant prostate cancer receive treatment, thereby avoiding the side effects of unnecessary procedures.

To date, our primary focus with respect to the Mitomic Technology Platform has been the integration of such assets into our business. Our initial plans for the Mitomic Technology Platform are to complete product development, manufacturing and clinical validation of the MET™ and the MPT™.:

BRAIN SCIENTIFIC

We do not believe that precision health is limited to biochemical or immunological testing data. We continue to seek to identify platform technologies that enhance our portfolio of product lines that meet our vision of improving health by providing better access to care and developing innovative therapies. We believe that neurological testing also provides important information regarding brain health. We identified certain assets that were then subject to an insolvency proceeding that we believe have the potential to expand the use of EEG recordings more easily and make them more accessible in decentralized locations. We believe that these assets also have the potential to gather and process data obtained from various media (e.g. electroencephalogram (“EEG”) recordings, MRI and other imaging media) to assist with more complex diagnoses.

In January 2024, we entered an Assignment and Assumption Agreement (the “Brain Assignment Agreement”) with the agent (the “Agent”) of certain secured creditors (the “Brain Creditors”) of Brain Scientific, Inc., a Nevada corporation (“Brain Scientific”) and Philip J. von Kahle (the “Brain Seller”), as assignee of Brain Scientific and certain affiliated entities (collectively, the “Brain Companies”) under an assignment for the benefit of creditors pursuant to Chapter 727 of the Florida Statutes. Pursuant to the Brain Assignment Agreement, the Agent assigned its rights under that certain Asset Purchase and Settlement Agreement dated October 31, 2023 between the Brain Seller and the Agent (the “Brain Asset Purchase Agreement”) to the Company in consideration for the issuance by the Company of an aggregate of 6,000 shares of our newly designated Series B-1 Convertible Preferred Stock. In connection with the Brain Assignment Agreement, we entered into a patent assignment with the Brain Seller, pursuant to which the Brain Seller assigned all of its rights, titles and interests in certain patents and patent applications that were previously held by the Brain Companies to us. The intellectual property acquired relates to certain neurology products and motion products.

Neurology Products

The neurology products were designed to simplify the completion of EEG recordings in a more ambulatory setting. The NeuroCap™ and NeuroEEG™ products, which were 510K FDA cleared pre-launch ready, are focused on providing efficient tools to the EEG medical market. These technologies were designed to allow a miniature, wireless, clinical device capable of recording an EEG and provide the data to medical staff without the need to use bulky hardware or a neurology technician for the placement of the cap.

The NeuroCap™ is an FDA-cleared disposable, soft layered cap with an integrated electrode circuit designed to address conventional EEG systems’ existing problems. The silver embedded wiring is pre-gelled, requiring no preparation of the skin before application. NeuroCap™ makes it possible for medical staff of all levels to perform EEG tests, without having to laboriously apply electrodes one-by-one or spend considerable time cleaning an EEG headset after each use.

The NeuroCap™ works in parallel with the NeuroEEG™ amplifier device to carry out EEG tests. The NeuroCap™ can also work with other EEG devices. The NeuroCap™’s electrode placement follows standard alignment pursuant to the international 10-20 system. The acquisition of electrical brain activity is carried out by non-invasive pre-gelled passive Ag/AgCl scalp (cutaneous) electrodes, ensuring maximum comfort for the wearer.

The motion products are small piezoelectric motors which are designed for and expected to have valuable and beneficial uses as motors within medical devices and devices outside of the MedTech industry. We believe that these technologies will help us expand our technology focused products.

ADIVIR

Formed in April of 2023, Adivir™, Inc. (“Adivir”) is Aditxt’s most recently formed wholly owned subsidiary, dedicated to the clinical and commercial development efforts of innovative antiviral products, which have the potential to address a wide range of infectious diseases, including those that currently lack viable treatment options.

Background

On April 18, 2023, we entered into an Asset Purchase Agreement (the “Asset Purchase Agreement”) with Cellvera Global Holdings LLC (“Cellvera Global”), Cellvera Holdings Ltd. (“BVI Holdco”), Cellvera, Ltd. (“Cellvera Ltd.”), Cellvera Development LLC (“Cellvera Development” and together with Cellvera Global, BVI Holdco, Cellvera Ltd. and Cellvera Development (the “Sellers”), AiPharma Group Ltd. (“Seller Owner” and collectively with the Sellers, “Cellvera”), and the legal representative of Cellvera, pursuant to which, the Company will purchase Cellvera’s 50% ownership interest in G Response Aid FZE (“GRA”), certain other intellectual property and all goodwill related thereto (the “Acquired Assets”). Unless expressly stated otherwise herein, capitalized terms used but not defined herein have the meanings ascribed to them in the Asset Purchase Agreement. Pursuant to the Asset Purchase Agreement, the consideration for the Acquired Assets consists of (A) $24.5 million, comprised of: (i) the forgiveness of the Company’s $14.5 million loan to Cellvera Global, and (ii) approximately $10 million in cash, and (B) future revenue sharing payments for a term of seven years. GRA holds an exclusive, worldwide license for the antiviral medication, Avigan® 200mg, excluding Japan, China and Russia. The other 50% interest in GRA is held by Agility, Inc. (“Agility”).

Additionally, upon the closing, the share exchange agreement previously entered into as of December 28, 2021, between Cellvera f/k/a AiPharma Global Holdings, LLC (together with other affiliates and subsidiaries) and the Company, and all other related agreements, will be terminated.

The obligations of the Company to consummate the closing under the Asset Purchase Agreement are subject to the satisfaction or waiver, at or prior to the closing of certain conditions, including but not limited to, the following:

(i)	Satisfactory completion of due diligence;

(ii)	Completion by the Company of financing sufficient to consummate the transactions contemplated by the Asset Purchase Agreement;

(iii)	Receipt by the Company of all required consents from governmental bodies for the acquisition, including but not limited to, any consents required to complete the transfer and assignment of Cellvera’s membership interests in GRA;

(iv)	Receipt of executed payoff letters reflecting the amount required to be fully pay all of each of Seller’s and Seller Owner’s debt to be paid at closing;

(v)	Receipt by the Company of a release from Agility;

(vi)	Execution of an agreement acceptable to the Company with respect to the acquisition by the Company of certain intellectual property presently held by a third party;

(vii)	Execution of an amendment to an asset purchase agreement previously entered into by Cellvera with a third party that effectively grants the Company the rights to acquire the intellectual property from the third party under such agreement;

(viii)	Receipt of a fairness opinion by the Company with respect to the transactions contemplated by the Asset Purchase Agreement; and

(ix)	Receipt by the Company from the Seller Owner of written consent, whether through its official liquidator or the board of directors of Seller Owner, to the sale and purchase of the acquired assets and assumed liabilities pursuant to the Asset Purchase Agreement.

There can be no assurance that the conditions to closing will be satisfied or that the proposed acquisition will be completed as proposed or at all.

Our commitment to building our antiviral portfolio is strategic and timely. We believe that there has never has there been a more important time to address the growing global need to uncover new treatments or commercialize existing ones that treat life-threatening global viral infections.

Recent Developments

Amended and Restated Agreement and Plan of Merger

On July 12, 2024 (the “Execution Date”), the Company entered into an Amended and Restated Agreement and Plan of Merger (the “Merger Agreement”) with Adifem, Inc. f/k/a Adicure, Inc., a Delaware corporation and wholly owned subsidiary of the Company (“Merger Sub”) and Evofem Biosciences, Inc., a Delaware corporation (“Evofem”), pursuant to which, Merger Sub will be merged into and with Evofem (the “Merger”), with Evofem surviving the Merger as a wholly owned subsidiary of the Company. The Merger Agreement amended and restated that certain Agreement and Plan of Merger dated as of December 11, 2023, as subsequently amended as described below, by and among the Company, Merger Sub and Evofem (as amended, the “Original Agreement”).

On January 8, 2024, the Company, Adicure and Evofem entered into the First Amendment to the Merger Agreement (the “First Amendment to Merger Agreement”), pursuant to which the parties agreed to extend the date by which the joint proxy statement would be filed with the SEC until February 14, 2024. On January 30, 2024, the Company, Adicure and Evofem entered into the Second Amendment to the Merger Agreement (the “Second Amendment to Merger Agreement”) to amend (i) the date of the Parent Loan (as defined in the Merger Agreement) to Evofem to be February 29, 2024, (ii) to change the date by which Evofem may terminate the Merger Agreement for failure to receive the Parent Loan to be February 29, 2024, and (iii) to change the filing date for the Joint Proxy Statement (as defined in the Merger Agreement) to April 1, 2024.  On February 29, 2024, the Company, Adicure and Evofem entered into the Third Amendment to the Merger Agreement (the “Third Amendment to Merger Agreement”) in order to (i) make certain conforming changes to the Merger Agreement regarding the Notes, (ii) extend the date by which the Company and Evofem will file the joint proxy statement until April 30, 2024, and (iii) remove the requirement that the Company make the Parent Loan (as defined in the Merger Agreement) by February 29, 2024 and replace it with the requirement that the Company make an equity investment into Evofem consisting of (a) a purchase of 2,000 shares of Evofem Series F-1 Preferred Stock for an aggregate purchase price of $2.0 million on or prior to April 1, 2024, and (b) a purchase of 1,500 shares of Evofem Series F-1 Preferred Stock for an aggregate purchase price of $1.5 million on or prior to April 30, 2024.  On April 26, 2024, the Company received notice from Evofem (the “Termination Notice”) that Evofem was exercising its right to terminate the Merger Agreement as a result of the Company’s failure to provide the Initial Parent Equity Investment (as defined in the Merger Agreement, as amended).

On May 2, 2024, the Company, Adifem, Inc. f/k/a Adicure, Inc. and Evofem entered into the Reinstatement and Fourth Amendment to the Merger Agreement (the “Fourth Amendment”) in order to waive and amend, among other things, the several provisions listed below.

Amendments to Article VI: Covenants and Agreement

Article VI of the Merger Agreement is amended to:

●	reinstate the Merger Agreement, as amended by the Fourth Amendment, as if never terminated;

●	reflect the Company’s payment to Evofem, in the amount of $1,000,000 (the “Initial Payment”), via wire initiated by May 2, 2024;

●	delete Section 6.3, which effectively eliminates the “no shop” provision, and the several defined terms used therein;

●	add a new defined term “Company Change of Recommendation;” and

●	revise section 6.10 of the Merger Agreement such that, after the Initial Payment, and upon the closing of each subsequent capital raise by the Company (each a “Parent Subsequent Capital Raise”), the Company shall purchase that number of shares of Evofem’s Series F-1 Preferred Stock, par value $0.0001 per share (the “Series F-1 Preferred Stock”), equal to forty percent (40%) of the gross proceeds of such Parent Subsequent Capital Raise divided by 1,000, up to a maximum aggregate amount of $2,500,000 or 2,500 shares of Series F-1 Preferred Stock. A maximum of $1,500,000 shall be raised prior to June 17, 2024 and $1,000,000 prior to July 1, 2024 (the “Parent Capital Raise”).

Amendments to Article VIII: Termination

Article VIII of the Merger Agreement is amended to:

●	extend the date after which either party may terminate from May 8, 2024 to July 15, 2024;

●	revise Section 8.1(d) in its entirety to allow Company to terminate at any time after there has been a Company Change of Recommendation, provided that Aditxt must receive ten day written notice and have the opportunity to negotiate a competing offer in good faith; and

●	amend and restate Section 8.1(f) in its entirety, granting the Company the right to terminate the agreement if (a) the full $1,000,000 Initial Payment required by the Fourth Amendment has not been paid in full by May 3, 2024 (b) $1,500,000 of the Parent Capital Raise Amount has not been paid to the Company by June 17, 2024, (c) $1,000,000 of the Parent Capital Raise Amount has not been paid to the Company by July 1, 2024, or (d) Aditxt does not pay any portion of the Parent Equity Investment within five calendar days after each closing of a Parent Subsequent Capital Raise.

Except as described below, the terms and conditions of the Merger Agreement are consistent with the terms and provisions of the Original Agreement.

Effect on Capital Stock

Subject to the terms and conditions set forth in the Merger Agreement, at the effective time of the Merger (the “Effective Time”), (i) all issued and outstanding shares of common stock, par value $0.0001 per share of Evofem (“Evofem Common Stock”), other than any shares of Evofem Common Stock either held by the Company or Merger Sub immediately prior to the Effective Time or which are Dissenting Shares (as hereinafter defined), will be converted into the right to receive an aggregate of $1,800,000; and (ii) each issued and outstanding share of Series E-1 Preferred Stock, par value $0.0001 of Evofem (the “Evofem Unconverted Preferred Stock”), other than any shares of Evofem Unconverted Preferred Stock either held by the Company or Merger Sub immediately prior to the Effective Time or which are Dissenting Shares, will be converted into the right to receive one (1) share of Series A-2 Preferred Stock, par value $0.001 of the Company (the “Company Preferred Stock”), having such rights, powers, and preferences set forth in the form of Certificate of Designation of Series A-2 Preferred Stock, the form of which is attached as Exhibit C to the Merger Agreement.

Any Evofem capital stock outstanding immediately prior to the Effective Time and held by an Evofem shareholder who has not voted in favor of or consented to the adoption of the Merger Agreement and who is entitled to demand and has properly demanded appraisal for such Company Capital Stock in accordance with the Delaware General Corporation Law (“DGCL”), and who, as of the Effective Time, has not effectively withdrawn or lost such appraisal rights (such Evofem capital Stock, “Dissenting Shares”) shall not be converted into or be exchangeable for the right to receive a portion of the Merger Consideration and, instead, shall be entitled to only those rights as set forth in the DGCL. If, after the Effective Time, any such holder fails to perfect or withdraws or loses his, her or its right to appraisal under the DGCL, with respect to any Dissenting Shares, upon surrender of the certificate(s) representing such Dissenting Shares, such Dissenting Shares shall thereupon be treated as if they had been converted as of the Effective Time into the right to receive the portion of the merger consideration, if any, to which such Evofem capital stock is entitled pursuant to the Merger Agreement, without interest.

As a closing condition for the Company, there shall be no more than 4,141,434 Dissenting Shares that are Evofem Common Stock or 98 Dissenting Shares that are Evofem Preferred Stock.

At the Effective Time, each option outstanding under the Evofem 2014 Equity Incentive Plan, the Evofem 2018 Inducement Equity Incentive Plan and the Evofem 2019 Employee Stock Purchase Plan (collectively, the “Evofem Option Plans”), whether or not vested, will be canceled without the right to receive any consideration, and the board of directors of Evofem shall take such action such that the Evofem Option Plans are cancelled as of the Effective Time.

As soon as practicable following the Execution Date, Evofem will take all action that may be reasonably necessary to provide that: (i) no new offering period will commence under the Evofem 2019 Employee Stock Purchase Plan (the “Evofem ESPP”); (ii) participants in the Evofem ESPP as of the Execution Date shall not be permitted to increase their payroll deductions or make separate non-payroll contributions to the Evofem ESPP; and (iii) no new participants may commence participation in the Evofem ESPP following the Execution Date. Prior to the Effective Time, Evofem will take all action that may be reasonably necessary to: (A) cause any offering period or purchase period that otherwise be in progress at the Effective Time to be the final offering period under the Evofem ESPP and to be terminated no later than five business days prior to the anticipated closing date (the “Final Exercise Date”); (B) make any pro-rata adjustments that may be necessary to reflect the shortened offering period or purchase period; (C) cause each participant’s then-outstanding share purchase right under the Evofem ESPP to be exercised as of the Final Exercise Date; and (D) terminate the Evofem ESPP, as of and contingent upon, the Effective Time.

Securities Purchase Agreement – Evofem Series F-1 Convertible Preferred Stock

On July 12, 2024 (the “Closing Date”), the Company completed the Initial Parent Equity Investment (as defined under the Merger Agreement) and entered into a Securities Purchase (the “Series F-1 Securities Purchase Agreement”) with Evofem, pursuant to which the Company purchased 500 shares of Evofem’s Series F-1 Convertible Preferred Stock par value $0.0001 per share (“Evofem F-1 Preferred Stock”) for an aggregate purchase price of $500,000. In connection with the Series F-1 Securities Purchase Agreement, the Company and Evofem entered into a Registration Rights Agreement (the “Registration Rights Agreement”), pursuant to which Evofem agreed to file with the SEC a registration statement covering the resale of the shares of its common stock issuable upon conversion of the Evofem Series F-1 Preferred Stock within 300 days of the Closing Date and to have such registration statement declared effective by the SEC the earlier of the (i) 90th calendar day after the Closing Date and (ii) 2nd Business Day after the date Evofem is notified (orally or in writing, whichever is earlier) by the SEC that such registration statement will not be reviewed or will not be subject to further review.

Pursuant to the Merger Agreement, the Company is also obligated to purchase: (i) an additional 500 shares of Evofem Series F-1 Preferred Stock for an additional aggregate purchase price of $500,000 on or prior to August 9, 2024; (ii) an additional 2,000 shares of Evofem Series F-1 Preferred Stock for an additional purchase price of $2 million on the earlier of August 30, 2024 or 5 business days of the closing of a public offering by the Company resulting in aggregate net proceeds to the Company of no less than $20 million; and (iii) an additional 1,000 shares of Evofem Series F-1 Preferred Stock for an additional purchase price of $1 million on or prior to September 30, 2024.

Promissory Note

On April 10, 2024, Sixth Borough Capital Fund, LP (“Sixth Borough”) loaned the Company $230,000. The loan was evidenced by an unsecured promissory note (the “Sixth Borough April Note”). Pursuant to the terms of the Sixth Borough April Note, it will accrue interest at the prime rate of 8.5% per annum and is due on the earlier of April 19, 2024 or an event of default, as defined therein. On May 9, 2024, at which point the balance of the loan was $35,256, Sixth Borough loaned an additional $20,000 to the Company, bringing the balance of the loan to $55,256.03. The loan was evidenced by an unsecured promissory note (the “Upsize Note”). Pursuant to the terms of the Upsize Note, it accrued interest at the 15% per annum and was due on the earlier of June 9, 2024 (the “Maturity Date”) or an event of default, as defined therein. The Company failed to repay the balance on the Maturity Date, and as such was in default on the Upsize Note.

On June 20, 2024, at which point the balance of the Upsize Note was $56,187, Sixth Borough loaned an additional $50,000 to the Company and the Company issued a new note (the “New Note”) to Sixth Borough in the principal amount of $116,806, which includes an original issue discount of 10%. The New Note is subordinate and junior, in all respects, to those certain senior notes in the aggregate principal amount of $986,380 due August 22, 2024 issued by the Company on May 22, 2024 (the “May 2024 Senior Notes”). The New Note bears interest at a rate of 8% per annum and is due on the earlier of (i) November 21, 2024; or (ii) at or before the final closing of the next series of public or private financings, totaling $750,000 or more in the aggregate by the Company, subject to the prior payment in full of all amounts then owing on the May 2024 Senior Notes; or (iii) an Event of Default (as defined in the New Note).

Lease Default

The Company is party to a lease agreement dated as of May 4, 2021 by and between LS Biotech Eight, LLC (the “Landlord”) and the Company (the “Lease”). On May 10, 2024, the Company received written notice (the “Lease Default Notice”) from the Landlord that the Company was in violation of its obligation to (i) pay Base Rent (as defined in the Lease) and Additional Rent (as defined in the Lease) in the amount of $431,182.32 in the aggregate, together with administrative charges and interest, as well as (ii) replenish the Security Deposit (as defined in the Lease) in the amount of $159,375.00, all as required under the Lease. Pursuant to the Lease Default Notice, the Landlord has demanded that a payment of $590,557.31 plus administrative charges and interest, which shall accrue at the Default Rate (as defined in the Lease) be made no later than May 17, 2024. On July 18, 2024 the Company made a payment of $86,279 against the outstanding balance. The Company and the Landlord are currently in talks to agree upon a payment plan.

The Company is working with the Landlord to come to an amicable resolution. However, no assurance can be given that the parties will reach an amicable resolution on a timely basis, on favorable terms, or at all.

Equity Line of Credit

On May 2, 2024, we entered into a common stock purchase agreement (the “ELOC Purchase Agreement”) with an equity line investor (the “ELOC Investor”), pursuant to which the ELOC Investor has agreed to purchase from us, at our direction from time to time, in its sole discretion, from and after the date effective date of the ELOC Registration Statement (as defined below) and until the termination of the ELOC Purchase Agreement, shares of our common stock having a total maximum aggregate purchase price of $150,000,000 (the “ELOC Purchase Shares”), upon the terms and subject to the conditions and limitations set forth in the ELOC Purchase Agreement.

In connection with the ELOC Purchase Agreement, we also entered into a registration rights agreement with the ELOC Investor (the “ELOC Registration Rights Agreement”), pursuant to which the Company agreed to file a registration statement with the SEC covering the resale of the shares of common stock issued to the ELOC Investor pursuant to the ELOC Purchase Agreement (the “ELOC Registration Statement”) by the later of (i) the 30th calendar day following the closing date, and (ii) the second business day following Stockholder Approval (as defined below).

We may, from time to time and at our sole discretion, direct the ELOC Investor to purchase shares of our common stock upon the satisfaction of certain conditions set forth in the ELOC Purchase Agreement at a purchase price per share based on the market price of our common stock at the time of sale as computed under the ELOC Purchase Agreement. There is no upper limit on the price per share that the ELOC Investor could be obligated to pay for our common stock under the ELOC Purchase Agreement. We will control the timing and amount of any sales of our common stock to the ELOC Investor, and the Investor has no right to require us to sell any shares to it under the ELOC Purchase Agreement. Actual sales of shares of our common stock to the ELOC Investor under the ELOC Purchase Agreement will depend on a variety of factors to be determined by us from time to time, including (among others) market conditions, the trading price of our common stock and determinations by us as to available and appropriate sources of funding for the Company and our operations. The ELOC Investor may not assign or transfer its rights and obligations under the ELOC Purchase Agreement.

Under the applicable Nasdaq rules, in no event may we issue to the ELOC Investor under the ELOC Purchase Agreement more than 332,876 shares of common stock, which number of shares is equal to 19.99% of the shares of the common stock outstanding immediately prior to the execution of the ELOC Purchase Agreement (the “Exchange Cap”), unless (i) we obtain stockholder approval to issue shares of common stock in excess of the Exchange Cap in accordance with applicable Nasdaq rules (“Stockholder Approval”), or (ii) the average price per share paid by the ELOC Investor for all of the shares of common stock that we direct the ELOC Investor to purchase from us pursuant to the ELOC Purchase Agreement, if any, equals or exceeds the official closing sale price on the Nasdaq Capital Market immediately preceding the delivery of the applicable purchase notice to the Investor and (B) the average of the closing sale prices of our common stock on the Nasdaq Capital Market for the five business days immediately preceding the delivery of such purchase notice.

In all cases, we may not issue or sell any shares of our common stock to the ELOC Investor under the ELOC Purchase Agreement which, when aggregated with all other shares of our common stock then beneficially owned by the ELOC Investor and its affiliates, would result in the ELOC Investor beneficially owning more than 4.99% of the outstanding shares of the Company’s common stock.

The net proceeds under the ELOC Purchase Agreement to us will depend on the frequency and prices at which we sell shares of its stock to the ELOC Investor. The Company expects that any proceeds received by it from such sales to the ELOC Investor will be used for working capital and general corporate purposes.

May 2024 Private Placement

On May 2, 2024, we entered into a securities purchase agreement (the “Purchase Agreement”) with certain accredited investors, pursuant to which we agreed to issue and sell to such investors in a private placement (the “Private Placement”): (i) an aggregate of 4,186 shares of our Series C-1 Convertible Preferred Stock (the “Series C-1 Preferred Stock”); (ii) an aggregate of 4,186 shares of our Series D-1 Preferred Stock (the “Series D-1 Preferred Stock”); and (iii) warrants (the “Warrants”) to purchase up to an aggregate of 1,613,092 shares of our common stock.

The Warrants are exercisable commencing six months following the initial issuance date at an initial exercise price of $2.47 per share and expire five years from the date of issuance.

On May 2, 2024, in connection with the Purchase Agreement, we entered into a registration rights agreement with the investors (the “Registration Rights Agreement”), pursuant to which we agreed to prepare and file with the SEC a registration statement on Form S-3 (the “Registration Statement”) covering the resale of the shares of our common stock issuable upon conversion of the Series C-1 Preferred Stock (the “Conversion Shares”) and upon exercise of the Warrants (the “Warrant Shares”): (i) on the later of (x) the 30th calendar day after the closing date, or (y) the 2nd business day following the Stockholder Approval Date (as defined in the Purchase Agreement), with respect to the initial registration statement; and (ii) on the date on which we are required to file any additional Registration Statement pursuant to the terms of the Registration Rights Agreement with respect to any additional Registration Statements that may be required to be filed by us (the “Filing Deadline”). Pursuant to the Registration Rights Agreement, we are required to have the initial Registration Statement declared effective by the SEC on the earlier of: (x) the 60th calendar day after the Filing Deadline (or the 90th calendar day after the Filing Deadline if subject to a full review by the SEC); and (y) the 2nd business day after the date the Company is notified by the SEC that such Registration Statement will not be reviewed. In the event that we fail to file the Registration Statement by the Filing Deadline, have it declared effective by the Effectiveness Deadline, or the prospectus contained therein is not available for use or the investor is not otherwise able to sell its Warrant Shares pursuant to Rule 144, we shall be required to pay the investor an amount equal to 2% of such investor’s Purchase Price (as defined in the Purchase Agreement) on the date of such failure and on every thirty date anniversary until such failure is cured.

May 2024 Senior Note

On May 20, 2024, we issued and sold a senior note (the “Senior Note”) to an accredited investor (the “Holder”) in the original principal amount of $93,918.75 for a purchase price of $75,135.00, reflecting an original issue discount of $18,783.75. Unless earlier redeemed, the Senior Note will mature on August 18, 2024 (the “Note Maturity Date”), subject to extension at the option of the Holder in certain circumstances as provided in the Senior Note. The Senior Note bears interest at a rate of 8.5% per annum, which is compounded each calendar month and is payable in arrears on the Note Maturity Date. The Senior Note contains certain standard events of default, as defined in the Senior Note (each, an “Event of Default”). Upon the occurrence of an Event of Default, the interest rate shall be increased to 18% per annum and the Holder may require the Company to redeem the Senior Note, subject to an additional 5% redemption premium. In addition, if we sell any shares of our common stock pursuant to any equity line of credit, we are required to redeem in cash a portion of the Senior Note equal to the lesser of: (i) the outstanding amount of the Senior Note; and (ii) 80% of 30% of such equity line proceeds, at a redemption price calculated based upon $1.20 for each $1.00 of outstanding amount of the Senior Note. The Senior Note also contains an exchange right, which permits the Holder, in its discretion, to exchange the Senior Note, in whole or in part, for securities to be sold by us in a subsequent placement, subject to certain exceptions and an additional 20% premium of the amount of the Senior Note exchanged. The Senior Note is a senior, unsecured obligation of the Company, ranking senior to all other unsecured indebtedness of the Company.

May 2024 Private Placement

On May 24, 2024, we entered into a securities purchase agreement (the “Securities Purchase Agreement”) with certain accredited investors pursuant to which we issued and sold senior notes in the aggregate principal amount of $986,379.68 (the “Notes”) maturing on August 22, 2024, which included the exchange of the previously issued Senior Note in the principal amount of $93,918.75. The Company received cash proceeds of $775,000 from the sale of the Notes.

Upon an Event of Default (as defined in the Notes), the Notes will bear interest at a rate of 14% per annum and the holder shall have the right to require the Company to redeem the Notes at a redemption premium of 125%. In addition, while the Notes are outstanding, the Company is required to utilize 100% of the proceeds from any offering of securities to redeem the Notes. Pursuant to the Securities Purchase Agreement, the Company agreed to use commercially reasonable efforts, including the filing of a registration statement with the SEC for a public offering, to pursue and consummate a financing transaction within 90 days of the closing date. In connection with the issuance of the Notes, the Company issued an aggregate of 328,468 shares of its common stock (the “Commitment Shares”) as a commitment fee to the investors. Pursuant to the Securities Purchase Agreement, the Company also agreed to file a registration statement with the SEC covering the resale of the Commitment Shares as soon as practicable following notice from an investor, and to cause such registration statement to become effective within 60 days following the filing thereof.

July 2024 Senior Note

On July 9, 2024, we entered into a Securities Purchase Agreement (the “July 2024 Securities Purchase Agreement”) with an accredited investor (the “July 2024 Purchaser”) pursuant to which we issued and sold a senior note in the principal amount of $625,000 (the “July 2024 Note”) maturing on October 7, 2024. We received cash proceeds of $500,000 from the sale of the July 2024 Note.

Upon an Event of Default (as defined in the July 2024 Note), the July 2024 Note will bear interest at a rate of 14% per annum and the holder shall have the right to require us to redeem the July 2024 Note at a redemption premium of 125%. In addition, while the July 2024 Note is outstanding, we are required to utilize 100% of the proceeds from any offering of securities to redeem the July 2024 Note. Pursuant to the July 2024 Securities Purchase Agreement, we agreed to use commercially reasonable efforts, including the filing of a registration statement with SEC for a public offering, to pursue and consummate a financing transaction within 90 days of the closing date. In connection with the issuance of the July 2024 Note, we issued the July 2024 Purchaser a warrant (the “July 2024 Note Warrant”) to purchase up to 1,250,000 shares of our common stock (the “July 2024 Warrant Shares”). Pursuant to the July 2024 Securities Purchase Agreement, we also agreed to file a registration statement with the SEC covering the resale of the July 2024 Warrant Shares as soon as practicable following notice from an investor, and to cause such registration statement to become effective within 60 days following the filing thereof. The July 2024 Warrant is exercisable following Stockholder Approval (as defined in the July 2024 Securities Purchase Agreement) at an initial exercise price of $1.49 for a term of five years.

Warrant Amendment and Exercise

On July 9, 2024, we entered into an amendment to common stock purchase warrants (the “July 2024 Warrant Amendment”) with the holder (the “Holder”) of certain of our warrants originally issued in December 2023, April 2023, September 2022, December 2021, August 2021, and September 2020 (collectively, the “Outstanding Warrants”), pursuant to which the Company and the Holder agreed to amend each of the Outstanding Warrants to lower the exercise price of the Outstanding Warrants to $1.49 per share.

On July 17, 2024 the Holder exercised 836,570 warrants into 836,570 shares of the Company’s common stock.

Arrangement Agreement with Appili Therapeutics, Inc.

On April 1, 2024, we entered into an arrangement agreement (the “Arrangement Agreement”) with Adivir, a wholly owned subsidiary of the Company and Appili Therapetics, Inc. (“Appili”) pursuant to which Adivir will acquire all of the issued and outstanding Class A common shares of Appili (the “Appili Shares”) on the terms and subject to the conditions set forth therein. The acquisition of the Appili Shares (the “Arrangement”) will be completed by way of a statutory plan of arrangement under the Canada Business Corporation Act.

At the effective time of the Arrangement (the “Arrangement Effective Time”), each Appili Share outstanding immediately prior to the Arrangement Effective Time (other than Appili Shares held by a registered holder of Appili Shares who has validly exercised such holder’s dissent rights) will be deemed to be assigned and transferred by the holder thereof to Adivir in exchange for: (i) $0.0467 in cash consideration per share for an aggregate cash payment of $5,668,222 (the “Cash Consideration”); and (ii) 0.002745004 of a share of our common stock or an aggregate of 332,876 shares (the “Consideration Shares” and together with the Cash Consideration, the “Transaction Consideration”). In connection with the transaction, each outstanding option and warrant of Appili will be cashed-out based on the implied in-the-money value of the Transaction Consideration, which is expected to result in an additional aggregate cash payment of approximately $341,000 (based on the number of issued and outstanding options and warrants and exchange rates as of the date of the Arrangement Agreement).

The respective obligations of each of the Company, Adivir and Appili to consummate the closing of the Arrangement (the “Closing”) are subject to the satisfaction or waiver, at or prior to the closing of the following conditions:

(i)	the Interim Order (as defined in the Arrangement Agreement) shall have been granted on terms consistent with the Arrangement Agreement and the Interim Order shall not have been set aside or modified in a manner unacceptable to either party;

(ii)	the Arrangement Resolution (as defined in the Arrangement Agreement) shall have been adopted by the Appili shareholders at the Appili shareholders’ meeting in accordance with the Interim Order;

(iii)	the Final Order (as defined in the Arrangement Agreement) shall have been granted on terms consistent with the Arrangement Agreement and the Final Order shall not have been set aside or modified in a manner unacceptable to either party;

(iv)	completion of an equity or debt financing by the Company with minimum gross proceeds of at least $20 million (the “Financing”);

(v)	there shall not be any law or order which prevents, prohibits or makes the consummation of the Arrangement illegal or otherwise prohibits the consummation of the Arrangement or the other transaction contemplated by the Arrangement Agreement;

(vi)	the issuance of the Consideration Shares will be exempt from the registration requirements of: (A) the Securities Act of 1933, as amended (the “Securities Act”) pursuant to Section 3(a)(10) of the Securities Act; and (B) all applicable U.S. securities laws;

(vii)	the distribution of the Consideration Shares pursuant to the Arrangement shall be exempt from the prospectus and registration requirements of applicable securities laws ; and

(viii)	the Consideration Shares to be issued pursuant to the Arrangement shall, subject to customary conditions, have been approved for listing on Nasdaq.

The Company and Adivir

The obligations of the Company and Adivir to consummate the Closing are subject to the satisfaction or waiver, at or prior to the Closing of certain conditions, including but not limited to, the following:

(i)	as qualified in the Arrangement Agreement, the representations and warranties of Appili are true and correct as of the Arrangement Effective Time as if made as at and as of such time;

(ii)	Appili shall have fulfilled or complied in all material respects with each of its obligations, covenants and agreements contained in the Arrangement Agreement;

(iii)	dissent rights will not have been exercised with respect to more than 10% of the issued and outstanding Appili Shares;

(iv)	the LZH Consent Agreement (as defined in the Arrangement Agreement) continues to remain in full force and effect and enforceable against the parties thereto and the parties thereto have performed their respective obligations thereunder required to be completed on or before the Closing;

(v)	there shall not have been a Material Adverse Effect (as defined in the Arrangement Agreement) on Appili; and

(vi)	there is no action or proceeding pending or threatened by any governmental entity that prohibits the Company from acquiring, holding or exercising full rights of ownership of the Appili Shares, prevents or materially delays the consummation of the Arrangement, or prohibits or restricts in any material respect the ownership or operation of the business of the Company or Appili.

Appili

The obligations of Appili to consummate the Closing are subject to the satisfaction or waiver, at or prior to the Closing of the following conditions:

(i)	as qualified in the Arrangement Agreement, the representations and warranties of the Company and Adivir are true and correct as of the Arrangement Effective Time as if made as at and as of such time;

(ii)	the Company and Adivir shall have fulfilled or complied in all material respects with each of its obligations, covenants and agreements contained in the Arrangement Agreement;

(iii)	there shall not have been a Material Adverse Effect (as defined in the Arrangement Agreement) on the Company or Adivir;

(iv)	the Third-Party Consents (as defined in the Arrangement Agreement) shall have been obtained;

(v)	there is no action or proceeding pending or threatened by any governmental entity that cease trades, enjoins or prohibits the Company’s ability to issue the Consideration Shares, or prevents or material delays the consummation of the Arrangement;

(vi)	the Company shall have taken steps to reconstitute the board of directors of Adivir such that it will consist of five directors as of the Effective Date, one of whom will be the Company Nominee (as defined in the Arrangement Agreement);

(vii)	the Company shall have taken steps to have caused the Appointed Officers (as defined in the Arrangement Agreement) to be duly appointed officers of Adivir;

(viii)	the Company shall satisfy on the Arrangement Effective Date the payment in immediately available funds as directed in writing by Appili of not less than 50% of the outstanding accounts payable of Appili, provided that in the event the Company raises gross proceeds of more than $25 million in the Financing, any amounts raised by the Company in excess of $25 million shall be first applied by the Company to satisfy any unpaid Closing Company Payables (as defined in the Arrangement Agreement); and

(ix)	the Company shall have deposited with the Depositary (as defined in the Arrangement Agreement) the Consideration Shares and the Cash Consideration.

The Arrangement Agreement may be terminated at any time prior to the consummation of the Closing by mutual written consent of the Company and Appili.

As further set out in the Arrangement Agreement, either the Company or Appili may also terminate the Arrangement Agreement prior to the Effective Time if: (i) the Appili shareholders’ meeting is duly convened and held and the Arrangement Resolution (as defined in the Arrangement Agreement) is voted on by the Appili shareholders and not approved by the Appili shareholders as required by the Interim Order (as defined in the Arrangement Agreement); (ii) if any Law (as defined in the Arrangement Agreement) is enacted, made, issued, rendered, enforced or amended following the date of the Arrangement Agreement that prohibits the Arrangement and such Law has become final and non-appealable; (iii) the Arrangement Effective Time does not occur on or prior to July 31, 2024 (the “Outside Date”); or (iv) the Financing is not completed on or before 5:00 p.m. (ET) on June 30, 2024 or such later date as the parties may in writing agree.

The Company may terminate the Arrangement Agreement if prior to the Effective Time: (i) a breach of any representation or warranty or failure to perform any covenant or agreement on the part of Appili that would cause any Company or Adivir conditions to closing not to be satisfied; (ii) prior to the approval of the Arrangement Resolution (as defined in the Arrangement Agreement) by the Appili shareholders the Appili board of directors makes a Company Change in Recommendation (as defined in the Arrangement Agreement) or enters into a written agreement to effect a Company Acquisition Proposal (as defined in the Arrangement Agreement); (iii) there has been a Material Adverse Effect (as defined in the Arrangement Agreement) in respect of Appili which is incapable of being cured on or before the Outside Date; (iv) Appili is in material breach of any of the non-solicitation or match provisions of the Arrangement Agreement; or (v) any of the conditions to closing for the mutual benefit of the parties or for the benefit of the Company or Adivir cannot be satisfied prior to the Outside Date and such breach or failure is incapable of being cured, provided that such breach or failure did not result from any action of the Company or Adivir.

Appili may terminate the Arrangement Agreement if prior to the Arrangement Effective Time: (i) a breach of any representation or warranty or failure to perform any covenant or agreement on the part of the Company that would cause any Appili conditions to closing not to be satisfied; (ii) prior to the approval of the Arrangement Resolution (as defined in the Arrangement Agreement) by the Appili shareholders if the Appili board of directors makes a Company Change in Recommendation (as defined in the Arrangement Agreement) or enters into a written agreement to effect a Company Superior Proposal (as defined in the Arrangement Agreement); (iii) the Company does not provide the Depositary (as defined in the Arrangement Agreement) with sufficient consideration to complete the transactions contemplated by the Arrangement Agreement; (iv) there has occurred a Material Adverse Effect (as defined in the Arrangement Agreement) in respect of the Company which is incapable of being cured prior to the Outside Date; (v) any of the conditions to closing for the mutual benefit of the parties or for the benefit of Appili cannot be satisfied prior to the Outside Date and such breach or failure is incapable of being cured, provided that such breach or failure did not result from any action of Appili; or (vi) the Company does not take all actions within its control that are necessary to remedy a default on or prior to 5:00 p.m. (ET) on the day that is 15 business days from the date of the Arrangement Agreement.

Termination Fee

The Company shall be entitled to a termination fee of CDN$1,250,000 (the “Termination Fee”) in the event that:

(i)	the Arrangement Agreement is terminated by Appili or the Company as a result of a Company Change in Recommendation / to enter into a Company Superior Proposal (both as defined in the Arrangement Agreement); or

(ii)	the Arrangement Agreement is terminated by the Company as a result of breach of: (A) a representation, warranty or covenant by Appili (including Appili’s non-solicitation covenants); (B) failure of the Appili shareholders to approve the Arrangement Resolution (as defined in the Arrangement Agreement); or (C), the Arrangement Agreement is terminated by the Company or Appili if the Arrangement Effective Time is not prior to the Outside Date, provided that prior to the termination of the Arrangement Agreement, a Company Acquisition Proposal (as defined in the Arrangement Agreement) has been made to Appili or announced and within 12 months following the date of such termination: (1) a Company Acquisition Proposal (as defined in the Arrangement Agreement) made, publicly announced or otherwise communicated to the Appili board prior to the termination of the Arrangement Agreement is consummated; or (2) Appili enters into a definitive agreement in respect of a Company Acquisition Proposal (as defined in the Arrangement Agreement) made, publicly announced or otherwise communicated to the Appili board prior to the termination of the Arrangement Agreement and at any time thereafter such Company Acquisition Proposal (as defined in the Arrangement Agreement) is consummated.

Appili shall be entitled to the Termination Fee in the event that:

(i)	the Arrangement Agreement is terminated by the Company or Appili as a result of the failure to complete the Financing on or before June 30, 2024;

(ii)	the Arrangement Agreement is terminated by as a result of the failure to take all actions within its control that are necessary to remedy a default of the Parent (as defined in the Arrangement Agreement) on or prior to 5:00 p.m. (ET) on the day that is 15 business days from the date of the Arrangement Agreement;

(iii)	the Arrangement Agreement is terminated by Appili as a result of a breach of a representation, warranty or covenant by the Company or the Arrangement Agreement is terminated by the Company or Appili if the Arrangement Effective Time is not prior to the Outside Date, provided that prior to the termination of the Arrangement Agreement, a Parent Acquisition Proposal (as defined in the Arrangement Agreement) has been made to the Company or announced and within 12 months following the date of such termination: (1) a Parent Acquisition Proposal (as defined in the Arrangement Agreement) made, publicly announced or otherwise communicated to the Company board prior to the termination of the Arrangement Agreement is consummated; or (2) the Company enters into a definitive agreement in respect of a Parent Acquisition Proposal (as defined in the Arrangement Agreement) made, publicly announced or otherwise communicated to the Company board prior to the termination of the Arrangement Agreement and at any time thereafter such Parent Acquisition Proposal (as defined in the Arrangement Agreement) is consummated.

On July 1, 2024, the Company, Adivir and Appili entered into an Amending Agreement (the “Amending Agreement”), pursuant to which the Parties (as defined in the Arrangement Agreement) agreed that: (i) the Outside Date (as defined in the Arrangement Agreement) would be changed to August 30, 2024; (ii) Adivir agreed that it would convene the Company Meeting (as defined in the Arrangement Agreement) no later than August 30, 2024, provided that Appili shall be under no obligation to convene the Company Meeting prior to the date that is 50 days following the date that Aditxt delivers to Appili all complete Additional Financial Disclosure (as defined in the Arrangement Agreement) required for inclusion in the Company Circular (as defined in the Arrangement Agreement); (iii) Aditxt shall use commercially reasonable efforts to complete the Financing (as defined in the Arrangement Agreement) no later than August 30, 2024; and (iv) Aditxt or Appili may terminate the Arrangement Agreement if the Financing is not completed by 5:00 p.m. (ET) on August 30, 2024 or such later date as the Parties may agree in writing.

On July 18, 2024, the Company, Adivir and Appili entered into a Second Amending Agreement (the “Second Amending Agreement”), pursuant to which the Arrangement Agreement was further amended to provide that (i) the Outside Date will be extended to September 30, 2024, (ii) the Appili Meeting will be conducted no later than September 30, 2024, provided that Appili shall be under no obligation to hold the Appili Meting prior to the date that is 50 days following the date that the Company delivers all complete Additional Financial Disclosure required for inclusion in the circular; (iii) the Company shall use commercially reasonable efforts to complete the Financing on or prior to September 15, 2024; and (iv) the Company and Appili may terminate the Arrangement Agreement if the Financing is not completed on or before 5:00 p.m. (ET) on September 15, 2024 or such later date as the Parties may in writing agree.

On July 17, 2024 certain holders of the Company’s A-1 Preferred Stock converted 67 shares of A-1 Preferred Stock into 82,736 shares of the Company’s common stock.

On July 19, 2024 certain holders of the Company’s A-1 Preferred Stock converted 121 shares of A-1 Preferred Stock into 150,036 shares of the Company’s common stock.

On July 23, 2024 certain holders of the Company’s A-1 Preferred Stock converted 20 shares of A-1 Preferred Stock into 25,829 shares of the Company’s common stock.

Corporate Information

We were incorporated as a Delaware corporation on September 28, 2017. Our principal executive offices are located at 2569 Wyandotte Street, Suite 101, Mountain View, CA 94043, and our telephone number is (650) 870-1200.

The Securities We May Offer

We may offer shares of our common stock and preferred stock, various series of debt securities and warrants or rights to purchase any of such securities, either individually or in units, from time to time under this prospectus, together with any applicable prospectus supplement and related free writing prospectus, at prices and on terms to be determined by market conditions at the time of offering. If we issue any debt securities at a discount from their original stated principal amount, then, for purposes of calculating the total dollar amount of all securities issued under this prospectus, we will treat the initial offering price of the debt securities as the total original principal amount of the debt securities. Each time we offer securities under this prospectus, we will provide offerees with a prospectus supplement that will describe the specific amounts, prices and other important terms of the securities being offered, including, to the extent applicable:

●	designation or classification;

●	aggregate principal amount or aggregate offering price;

●	maturity, if applicable;

●	original issue discount, if any;

●	rates and times of payment of interest or dividends, if any;

●	redemption, conversion, exchange or sinking fund terms, if any;

●	conversion or exchange prices or rates, if any, and, if applicable, any provisions for changes to or adjustments in the conversion or exchange prices or rates and in the securities or other property receivable upon conversion or exchange;

●	ranking;

●	restrictive covenants, if any;

●	voting or other rights, if any; and

●	important United States federal income tax considerations.

A prospectus supplement and any related free writing prospectus that we may authorize to be provided to you may also add, update, or change information contained in this prospectus or in documents we have incorporated by reference. However, no prospectus supplement or free writing prospectus will offer a security that is not registered and described in this prospectus at the time of the effectiveness of the registration statement of which this prospectus is a part.

We may sell the securities to or through underwriters, dealers or agents or directly to purchasers. We, as well as any agents acting on our behalf, reserve the sole right to accept and to reject in whole or in part any proposed purchase of securities. Each prospectus supplement will set forth the names of any underwriters, dealers or agents involved in the sale of securities described in that prospectus supplement and any applicable fee, commission or discount arrangements with them, details regarding any over-allotment option granted to them, and net proceeds to us. The following is a summary of the securities we may offer with this prospectus.

Common Stock

We currently have authorized 100,000,000 shares of common stock, par value $0.001 per share. As of July 30, 2024, there were 3,088,910 shares of common stock issued and 3,088,861 shares of common stock outstanding. We may offer shares of our common stock either alone or underlying other registered securities convertible into or exercisable for our common stock. Holders of our common stock are entitled to such dividends as our board of directors (the “Board of Directors” or “Board”) may declare from time to time out of legally available funds, subject to the preferential rights of the holders of any shares of our preferred stock that are outstanding or that we may issue in the future. Currently, we do not pay any dividends on our common stock. Each holder of our common stock is entitled to one vote per share. In this prospectus, we provide a general description of, among other things, the rights and restrictions that apply to holders of our common stock.

Preferred Stock

We currently have authorized 3,000,000 shares of preferred stock, par value $0.001 per share. As of July 30, 2024, there were 39,277 shares of preferred stock issued and outstanding. Any authorized and undesignated shares of preferred stock may be issued from time to time in one or more additional series pursuant to a resolution or resolutions providing for such issue duly adopted by our Board of Directors (authority to do so being hereby expressly vested in the Board of Directors). The Board of Directors is further authorized, subject to limitations prescribed by law, to fix by resolution or resolutions the designations, powers, preferences and rights, and the qualifications, limitations or restrictions thereof, of any wholly unissued series of preferred stock, including without limitation authority to fix by resolution or resolutions the dividend rights, dividend rate, conversion rights, voting rights, rights and terms of redemption (including sinking fund provisions), redemption price or prices, and liquidation preferences of any such series, and the number of shares constituting any such series and the designation thereof, or any of the foregoing.

The rights, preferences, privileges, and restrictions granted to or imposed upon any series of preferred stock that we offer and sell under this prospectus and applicable prospectus supplements will be set forth in a certificate of designation relating to the series. We will incorporate by reference into the registration statement of which this prospectus is a part the form of any certificate of designation that describes the terms of the series of preferred stock we are offering before the issuance of shares of that series of preferred stock. You should read any prospectus supplement and any free writing prospectus that we may authorize to be provided to you related to the series of preferred stock being offered, as well as the complete certificate of designation that contains the terms of the applicable series of preferred stock.

Debt Securities

We may offer general debt obligations, which may be secured or unsecured, senior or subordinated, and convertible into shares of our common stock. In this prospectus, we refer to the senior debt securities and the subordinated debt securities together as the “debt securities.” We may issue debt securities under a note purchase agreement or under an indenture to be entered between us and a trustee and forms of the senior and subordinated indentures are included as an exhibit to the registration statement of which this prospectus is a part. The indentures do not limit the amount of securities that may be issued under it and provides that debt securities may be issued in one or more series. The senior debt securities will have the same rank as all of our other indebtedness that is not subordinated. The subordinated debt securities will be subordinated to our senior debt on terms set forth in the applicable prospectus supplement. In addition, the subordinated debt securities will be effectively subordinated to creditors and preferred stockholders of our subsidiaries. Our Board of Directors will determine the terms of each series of debt securities being offered. This prospectus contains only general terms and provisions of the debt securities. The applicable prospectus supplement will describe the particular terms of the debt securities offered thereby. You should read any prospectus supplement and any free writing prospectus that we may authorize to be provided to you related to the series of debt securities being offered, as well as the complete note agreements and/or indentures that contain the terms of the debt securities. Forms of indentures have been filed as exhibits to the registration statement of which this prospectus is a part, and supplemental indentures and forms of debt securities containing the terms of debt securities being offered will be incorporated by reference into the registration statement of which this prospectus is a part from reports we file with the SEC.

Warrants

We may offer warrants for the purchase of shares of our common stock or preferred stock or of debt securities. We may issue the warrants by themselves or together with common stock, preferred stock or debt securities, and the warrants may be attached to or separate from any offered securities. Any warrants issued under this prospectus may be evidenced by warrant certificates. Warrants may be issued under a separate warrant agreement to be entered into between us and the investors or a warrant agent. Our Board of Directors will determine the terms of the warrants. This prospectus contains only general terms and provisions of the warrants. The applicable prospectus supplement will describe the particular terms of the warrants being offered thereby. You should read any prospectus supplement and any free writing prospectus that we may authorize to be provided to you related to the series of warrants being offered, as well as the complete warrant agreements that contain the terms of the warrants. Specific warrant agreements will contain additional important terms and provisions and will be incorporated by reference into the registration statement of which this prospectus is a part from reports we file with the SEC.

Rights

We may issue rights to our stockholders to purchase shares of our common stock, preferred stock or the other securities described in this prospectus. We may offer rights separately or together with one or more additional rights, debt securities, preferred stock, common stock or warrants, or any combination of those securities in the form of units, as described in the applicable prospectus supplement. Each series of rights will be issued under a separate rights agreement to be entered into between us and a bank or trust company, as rights agent. The rights agent will act solely as our agent in connection with the certificates relating to the rights of the series of certificates and will not assume any obligation or relationship of agency or trust for or with any holders of rights certificates or beneficial owners of rights. The following description sets forth certain general terms and provisions of the rights to which any prospectus supplement may relate. The particular terms of the rights to which any prospectus supplement may relate and the extent, if any, to which the general provisions may apply to the rights so offered will be described in the applicable prospectus supplement. To the extent that any particular terms of the rights, rights agreement or rights certificates described in a prospectus supplement differ from any of the terms described below, then the terms described below will be deemed to have been superseded by that prospectus supplement. Specific rights agreements will contain additional important terms and provisions and will be incorporated by reference into the registration statement of which this prospectus is a part from reports we file with the SEC.

Units

We may offer units consisting of our common stock or preferred stock, debt securities and/or warrants to purchase any of these securities in one or more series. We may evidence each series of units by unit certificates that we will issue under a separate agreement. We may enter into unit agreements with a unit agent. Each unit agent will be a bank or trust company that we select. We will indicate the name and address of the unit agent in the applicable prospectus supplement relating to a particular series of units. This prospectus contains only a summary of certain general features of the units. The applicable prospectus supplement will describe the particular features of the units being offered thereby. You should read any prospectus supplement and any free writing prospectus that we may authorize to be provided to you related to the series of units being offered, as well as the complete unit agreements that contain the terms of the units. Specific unit agreements will contain additional important terms and provisions and will be incorporated by reference into the registration statement of which this prospectus is a part from reports we file with the SEC.

RISK FACTORS

An investment in our securities involves a high degree of risk. This prospectus contains, and the prospectus supplement applicable to each offering of our securities will contain, a discussion of the risks applicable to an investment in our securities. Prior to making a decision about investing in our securities, you should carefully consider the specific factors discussed under the heading “Risk Factors” in this prospectus and the applicable prospectus supplement, together with all of the other information contained or incorporated by reference in the prospectus supplement or appearing or incorporated by reference in this prospectus. You should also consider the risks, uncertainties and assumptions discussed under Item 1A, “Risk Factors,” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2023, filed with the SEC on April 16, 2024, and any updates described in our Quarterly Reports on Form 10-Q, all of which are incorporated herein by reference, and may be amended, supplemented or superseded from time to time by other reports we file with the SEC in the future and any prospectus supplement related to a particular offering. The risks and uncertainties we have described are not the only ones we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our operations. The occurrence of any of these known or unknown risks might cause you to lose all or part of your investment in the offered securities.

FORWARD-LOOKING STATEMENTS

This prospectus, any accompanying prospectus supplement, any related free writing prospectus and the documents incorporated by reference herein or therein contain, in addition to historical information, certain forward-looking statements within the meaning of Section 27A of the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that include information relating to future events, future financial performance, strategies, expectations, competitive environment, regulatory environment and availability of resources. Such forward-looking statements include those that express plans, anticipation, intent, contingency, goals, targets or future development and/or otherwise are not statements of historical fact. These forward-looking statements are based on our current expectations and projections about future events and they are subject to risks and uncertainties known and unknown that could cause actual results and developments to differ materially from those expressed or implied in such statements.

In some cases, you can identify forward-looking statements by terminology, such as “expects,” “anticipates,” “intends,” “estimates,” “plans,” “believes,” “seeks,” “may,” “should”, “could” or the negative of such terms or other similar expressions. Accordingly, these statements involve estimates, assumptions and uncertainties that could cause actual results to differ materially from those expressed in them. Any forward-looking statements are qualified in their entirety by reference to the factors discussed throughout this prospectus, any accompanying prospectus supplement or incorporated herein by reference.

Risks, uncertainties and other factors that may cause our actual results, performance or achievements to be different from those expressed or implied in our written or oral forward-looking statements may be found in this prospectus and any accompanying prospectus supplement under the heading “Risk Factors” and in our Annual Report on Form 10-K for the fiscal year ended December 31, 2023, filed with the SEC on April 16, 2024 under the headings “Risk Factors” and “Business,” as may be amended, supplemented or superseded from time to time by other reports we file with the SEC in the future and any prospectus supplement related to a particular offering.

Forward-looking statements speak only as of the date they are made. You should not put undue reliance on any forward-looking statements. We assume no obligation to update forward-looking statements to reflect actual results, changes in assumptions or changes in other factors affecting forward-looking information, except to the extent required by applicable securities laws. If we do update one or more forward-looking statements, no inference should be drawn that we will make additional updates with respect to those or other forward-looking statements.

New factors emerge from time to time, and it is not possible for us to predict which factors will arise. In addition, we cannot assess the impact of each factor on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. We qualify all of the information presented in this prospectus, any accompanying prospectus supplement and incorporated herein by reference, and particularly our forward-looking statements, by these cautionary statements.

USE OF PROCEEDS

Except as described in any prospectus supplement and any free writing prospectus in connection with a specific offering, we currently intend to use the net proceeds from the sale of the securities offered under this prospectus for research and development and for other general corporate and working capital purposes. We may also use the net proceeds to repay any debts and/or invest in or acquire additional businesses, products, or technologies on an opportunistic basis, although we have no current commitments with respect to any such investments or acquisitions as of the date of this prospectus, other than our obligations under the Evofem Merger Agreement to (i) pay the holders of Evofem common stock $1.8 million in exchange for all outstanding shares of Evofem common stock; (ii) purchase an additional 500 shares of Evofem Series F-1 Preferred Stock for an additional aggregate purchase price of $500,000 on or prior to August 9, 2024; (iii) purchase an additional 2,000 shares of Evofem Series F-1 Preferred Stock for an additional purchase price of $2 million on the earlier of August 30, 2024 or 5 business days of the closing of a public offering by the Company resulting in aggregate net proceeds to the Company of no less than $20 million; (iv) purchase an additional 1,000 shares of Evofem Series F-1 Preferred Stock for an additional purchase price of $1 million on or prior to September 30, 2024; and (v) to pay the Cash Consideration of $5,668,222 under the Appili Arrangement Agreement. We have not determined the amount of net proceeds to be used specifically for the foregoing purposes. As a result, our management will have broad discretion in the allocation of the net proceeds and investors will be relying on the judgment of our management regarding the application of the proceeds of any sale of the securities. Pending use of the net proceeds, we intend to invest the proceeds in short-term, investment-grade, interest-bearing instruments.

Each time we offer securities under this prospectus, we will describe the intended use of the net proceeds from that offering in the applicable prospectus supplement. The actual amount of net proceeds we spend on a particular use will depend on many factors, including, our future capital expenditures, the amount of cash required by our operations, and our future revenue growth, if any. Therefore, we will retain broad discretion in the use of the net proceeds.

DESCRIPTION OF CAPITAL STOCK

General

The following description of our capital stock, together with any additional information we include in any applicable prospectus supplement or any related free writing prospectus, summarizes the material terms and provisions of our common stock and the preferred stock that we may offer under this prospectus. While the terms we have summarized below will apply generally to any future common stock or preferred stock that we may offer, we will describe the particular terms of any class or series of these securities in more detail in the applicable prospectus supplement. For the complete terms of our common stock and preferred stock, please refer to our Amended and Restated Certificate of Incorporation, as amended and restated (the “Certificate of Incorporation”) and our bylaws, as amended and restated (the “Bylaws”) that are incorporated by reference into the registration statement of which this prospectus is a part or may be incorporated by reference in this prospectus or any applicable prospectus supplement. The terms of these securities may also be affected by Delaware General Corporation Law (the “DGCL”). The summary below and that contained in any applicable prospectus supplement or any related free writing prospectus are qualified in their entirety by reference to our Certificate of Incorporation and our Bylaws.

The Company is authorized to issue 103,000,000 shares of capital stock, par value $0.001 per share, of which 100,000,000 are shares of common stock and 3,000,000 are shares of “blank check” preferred stock.

As of the date of this prospectus, there were 3,088,910 shares of common stock issued and 3,088,861 shares of common stock outstanding.

Common Stock

Voting

The holders of our common stock are entitled to one vote for each share held on all matters to be voted on by the Company’s stockholders. There shall be no cumulative voting.

Dividends

The holders of shares of our common stock are entitled to dividends when and as declared by the Board of Directors from funds legally available therefor if, as and when determined by the Board of Directors of the Company in their sole discretion, subject to provisions of law, and any provision of the Company’s Certificate of Incorporation, as amended from time to time. There are no preemptive, conversion or redemption privileges, nor sinking fund provisions with respect to the common stock.

Liquidation

In the event of any voluntary or involuntary liquidation, dissolution or winding up of our affairs, the holders of our common stock will be entitled to share ratably in the net assets legally available for distribution to stockholders after the payment of or provision for all of our debts and other liabilities.

Fully Paid and Non-assessable

All outstanding shares of common stock are duly authorized, validly issued, fully paid and non-assessable.

Preferred Stock

We are authorized to issue up to 3,000,000 shares of preferred stock, par value $0.001. This preferred stock may be issued in one or more series, the terms of which may be determined at the time of issuance by our board of directors without further action by stockholders. The terms of any series of preferred stock may include voting rights (including the right to vote as a series on particular matters), preferences as to dividend, liquidation, conversion and redemption rights and sinking fund provisions. No preferred stock is currently outstanding. The issuance of any preferred stock could materially adversely affect the rights of the holders of our common stock, and therefore, reduce the value of our common stock and the Notes. In particular, specific rights granted to future holders of preferred stock could be used to restrict our ability to merge with, or sell our assets to, a third party and thereby preserve control by the present management.

Exclusive Forum

Our Amended and Restated Certificate of Incorporation provides that unless the Company consents in writing to the selection of an alternative forum, the State of Delaware is the sole and exclusive forum for: (i) any derivative action or proceeding brought on behalf of the Company; (ii) any action asserting a claim of breach of a fiduciary duty owed by any director, officer or other employee of the Company to the Company or the Company’s stockholders; (iii) any action asserting a claim against the Company, its directors, officers or employees arising pursuant to any provision of the DGCL or our Certificate of Incorporation or the ; Bylaws; or (iv) any action asserting a claim against the Company, its directors, officers, employees or agents governed by the internal affairs doctrine, except for, as to each of (i) through (iv) above, any claim as to which the Court of Chancery determines that there is an indispensable party not subject to the jurisdiction of the Court of Chancery (and the indispensable party does not consent to the personal jurisdiction of the Court of Chancery within ten days following such determination), which is vested in the exclusive jurisdiction of a court or forum other than the Court of Chancery, or for which the Court of Chancery does not have subject matter jurisdiction.

Additionally, our Bylaws provide that unless the Company consents in writing to the selection of an alternative forum, the federal district courts of the United States of America will be the exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act. Any person or entity purchasing or otherwise acquiring any interest in shares of capital stock of the Company are deemed to have notice of and consented to this provision. The Supreme Court of Delaware has held that this type of exclusive federal forum provision is enforceable. There may be uncertainty, however, as to whether courts of other jurisdictions would enforce such a provision, if applicable.

Transfer Agent

The transfer agent and registrar for our common stock is VStock Transfer, LLC.

Changes in Authorized Number

The number of authorized shares of common stock may be increased or decreased subject to the Company’s legal commitments at any time and from time to time to issue them, by the affirmative vote of the holders of a majority of the stock of the Company entitled to vote.

Delaware Anti-Takeover Statute

We may become subject to Section 203 of the DGCL, which prohibits persons deemed to be “interested stockholders” from engaging in a “business combination” with a publicly held Delaware corporation for three years following the date these persons become interested stockholders unless the business combination is, or the transaction in which the person became an interested stockholder was, approved in a prescribed manner or another prescribed exception applies. Generally, an “interested stockholder” is a person who, together with affiliates and associates, owns, or within three years prior to the determination of interested stockholder status did own, 15% or more of a corporation’s voting stock. Generally, a “business combination” includes a merger, asset or stock sale, or other transaction resulting in a financial benefit to the interested stockholder. The existence of this provision may have an anti-takeover effect with respect to transactions not approved in advance by the Board of Directors. A Delaware corporation may “opt out” of these provisions with an express provision in its original certificate of incorporation or an express provision in its certificate of incorporation or bylaws resulting from a stockholders’ amendment approved by at least a majority of the outstanding voting shares. We have not opted out of these provisions. As a result, mergers or other takeover or change in control attempts of us may be discouraged or prevented.

Our Bylaws establish an advance notice procedure for stockholder proposals to be brought before an annual meeting of our stockholders, including proposed nominations of persons for election to our board of directors. At an annual meeting, stockholders may only consider proposals or nominations specified in the notice of meeting or brought before the meeting by or at the direction of our board of directors. Stockholders may also consider a proposal or nomination by a person who was a stockholder at the time of giving notice and at the time of the meeting, who is entitled to vote at the meeting and who has complied with the notice requirements of the Bylaws in all respects. The Bylaws do not give our board of directors the power to approve or disapprove stockholder nominations of candidates or proposals regarding other business to be conducted at a special or annual meeting of our stockholders. However, the Bylaws may have the effect of precluding the conduct of certain business at a meeting if the proper procedures are not followed. These provisions may also discourage or deter a potential acquirer from conducting a solicitation of proxies to elect the acquirer’s own slate of directors or otherwise attempting to obtain control of our company.

Our Bylaws provide that a special meeting of our stockholders may be called only by our Chairman or by resolution adopted by a majority of our board of directors. Because our stockholders do not have the right to call a special meeting, a stockholder could not force stockholder consideration of a proposal over the opposition of our board of directors by calling a special meeting of stockholders prior to such time as a majority of our board of directors, the chairperson of our board of directors, the president or the chief executive officer believed the matter should be considered or until the next annual meeting provided that the requestor met the notice requirements. The restriction on the ability of stockholders to call a special meeting means that a proposal to replace our board of directors also could be delayed until the next annual meeting.

DESCRIPTION OF DEBT SECURITIES

The following description, together with the additional information we include in any applicable prospectus supplements or free writing prospectuses, summarizes the material terms and provisions of the debt securities that we may offer under this prospectus. We may issue debt securities, in one or more series, as either senior or subordinated debt or as senior or subordinated convertible debt. While the terms we have summarized below will apply generally to any future debt securities we may offer under this prospectus, we will describe the particular terms of any debt securities that we may offer in more detail in the applicable prospectus supplement or free writing prospectus. The terms of any debt securities we offer under a prospectus supplement may differ from the terms we describe below. However, no prospectus supplement shall fundamentally change the terms that are set forth in this prospectus or offer a security that is not registered and described in this prospectus at the time of its effectiveness. As of the date of this prospectus, we have no outstanding registered debt securities. Unless the context requires otherwise, whenever we refer to the “indentures,” we also are referring to any supplemental indentures that specify the terms of a particular series of debt securities.

We will issue any senior debt securities under the senior indenture that we will enter into with the trustee named in the senior indenture. We will issue any subordinated debt securities under the subordinated indenture and any supplemental indentures that we will enter into with the trustee named in the subordinated indenture. We have filed forms of these documents as exhibits to the registration statement, of which this prospectus is a part, and supplemental indentures and forms of debt securities containing the terms of the debt securities being offered will be filed as exhibits to the registration statement of which this prospectus is a part or will be incorporated by reference from reports that we file with the SEC.

The indentures will be qualified under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”). We use the term “trustee” to refer to either the trustee under the senior indenture or the trustee under the subordinated indenture, as applicable.

The following summaries of material provisions of the senior debt securities, the subordinated debt securities and the indentures are subject to, and qualified in their entirety by reference to, all of the provisions of the indenture and any supplemental indentures applicable to a particular series of debt securities. We urge you to read the applicable prospectus supplements and any related free writing prospectuses related to the debt securities that we may offer under this prospectus, as well as the complete indentures that contains the terms of the debt securities. Except as we may otherwise indicate, the terms of the senior indenture and the subordinated indenture are identical.

General

The terms of each series of debt securities will be established by or pursuant to a resolution of our Board of Directors and set forth or determined in the manner provided in an officers’ certificate or by a supplemental indenture. Debt securities may be issued in separate series without limitation as to aggregate principal amount. We may specify a maximum aggregate principal amount for the debt securities of any series. We will describe in the applicable prospectus supplement the terms of the series of debt securities being offered, including:

●	the title;

●	the principal amount being offered, and if a series, the total amount authorized and the total amount outstanding;

●	any limit on the amount that may be issued;

●	whether or not we will issue the series of debt securities in global form, and, if so, the terms and who the depositary will be;

●	the maturity date;

●	whether and under what circumstances, if any, we will pay additional amounts on any debt securities held by a person who is not a United States person for tax purposes, and whether we can redeem the debt securities if we have to pay such additional amounts;

●	the annual interest rate, which may be fixed or variable, or the method for determining the rate and the date interest will begin to accrue, the dates interest will be payable and the regular record dates for interest payment dates or the method for determining such dates;

●	whether or not the debt securities will be secured or unsecured, and the terms of any secured debt;

●	the terms of the subordination of any series of subordinated debt;

●	the place where payments will be made;

●	restrictions on transfer, sale or other assignment, if any;

●	our right, if any, to defer payment of interest and the maximum length of any such deferral period;

●	the date, if any, after which, and the price at which, we may, at our option, redeem the series of debt securities pursuant to any optional or provisional redemption provisions and the terms of those redemption provisions;

●	provisions for a sinking fund purchase or other analogous fund, if any, including the date, if any, on which, and the price at which we are obligated, pursuant thereto or otherwise, to redeem, or at the holder’s option, to purchase, the series of debt securities and the currency or currency unit in which the debt securities are payable;

●	whether the indenture will restrict our ability or the ability of our subsidiaries, if any, to:

o	incur additional indebtedness;

o	issue additional securities;

o	create liens;

o	pay dividends or make distributions in respect of our capital stock or the capital stock of our subsidiaries;

o	redeem capital stock;

o	place restrictions on our subsidiaries’ ability to pay dividends, make distributions or transfer assets;

o	make investments or other restricted payments;

o	sell or otherwise dispose of assets;

o	enter into sale-leaseback transactions;

o	engage in transactions with stockholders or affiliates;

o	issue or sell stock of our subsidiaries; or

o	effect a consolidation or merger;

●	whether the indenture will require us to maintain any interest coverage, fixed charge, cash flow-based, asset-based or other financial ratios;

●	a discussion of certain material or special United States federal income tax considerations applicable to the debt securities;

●	information describing any book-entry features;

●	the applicability of the provisions in the indenture on discharge;

●	whether the debt securities are to be offered at a price such that they will be deemed to be offered at an “original issue discount” as defined in paragraph (a) of Section 1273 of the Internal Revenue Code of 1986, as amended;

●	the denominations in which we will issue the series of debt securities, if other than denominations of $1,000 and any integral multiple thereof;

●	the currency of payment of debt securities if other than U.S. dollars and the manner of determining the equivalent amount in U.S. dollars; and

●	any other specific terms, preferences, rights or limitations of, or restrictions on, the debt securities, including any additional events of default or covenants provided with respect to the debt securities, and any terms that may be required by us or advisable under applicable laws or regulations.

Conversion or Exchange Rights

We will set forth in the applicable prospectus supplement the terms under which a series of debt securities may be convertible into or exchangeable for our common stock, our preferred stock or other securities (including securities of a third party). We will include provisions as to whether conversion or exchange is mandatory, at the option of the holder or at our option. We may include provisions pursuant to which the number of shares of our common stock, our preferred stock or other securities (including securities of a third party) that the holders of the series of debt securities receive would be subject to adjustment.

Consolidation, Merger or Sale

Unless we provide otherwise in the prospectus supplement applicable to a particular series of debt securities, the indentures will not contain any covenant that restricts our ability to merge or consolidate, or sell, convey, transfer or otherwise dispose of all or substantially all of our assets. However, any successor to or acquirer of such assets must assume all of our obligations under the indentures or the debt securities, as appropriate. If the debt securities are convertible into or exchangeable for our other securities or securities of other entities, the person with whom we consolidate or merge or to whom we sell all of our property must make provisions for the conversion of the debt securities into securities that the holders of the debt securities would have received if they had converted the debt securities before the consolidation, merger or sale.

Events of Default under the Indenture

Unless we provide otherwise in the prospectus supplement applicable to a particular series of debt securities, the following are events of default under the indentures with respect to any series of debt securities that we may issue:

●	if we fail to pay interest when due and payable and our failure continues for 90 days and the time for payment has not been extended;

●	if we fail to pay the principal, premium or sinking fund payment, if any, when due and payable at maturity, upon redemption or repurchase or otherwise, and the time for payment has not been extended;

●	if we fail to observe or perform any other covenant contained in the debt securities or the indentures, other than a covenant specifically relating to another series of debt securities, and our failure continues for 90 days after we receive notice from the trustee or we and the trustee receive notice from the holders of at least 25% in aggregate principal amount of the outstanding debt securities of the applicable series; and

●	if specified events of bankruptcy, insolvency or reorganization occur.

We will describe in each applicable prospectus supplement any additional events of default relating to the relevant series of debt securities.

If an event of default with respect to debt securities of any series occurs and is continuing, other than an event of default specified in the last bullet point above, the trustee or the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series, by notice to us in writing, and to the trustee if notice is given by such holders, may declare the unpaid principal, premium, if any, and accrued interest, if any, due and payable immediately. If an event of default arises due to the occurrence of certain specified bankruptcy, insolvency or reorganization events, the unpaid principal, premium, if any, and accrued interest, if any, of each issue of debt securities then outstanding shall be due and payable without any notice or other action on the part of the trustee or any holder.

The holders of a majority in principal amount of the outstanding debt securities of an affected series may waive any default or event of default with respect to the series and its consequences, except defaults or events of default regarding payment of principal, premium, if any, or interest, unless we have cured the default or event of default in accordance with the indenture. Any waiver shall cure the default or event of default.

Subject to the terms of the indentures, if an event of default under an indenture shall occur and be continuing, the trustee will be under no obligation to exercise any of its rights or powers under such indenture at the request or direction of any of the holders of the applicable series of debt securities, unless such holders have offered the trustee reasonable indemnity or security satisfactory to it against any loss, liability or expense. The holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee, with respect to the debt securities of that series, provided that:

●	the direction so given by the holder is not in conflict with any law or the applicable indenture; and

●	subject to its duties under the Trust Indenture Act, the trustee need not take any action that might involve it in personal liability or might be unduly prejudicial to the holders not involved in the proceeding.

The indentures will provide that if an event of default has occurred and is continuing, the trustee will be required in the exercise of its powers to use the degree of care that a prudent person would use in the conduct of its own affairs. The trustee, however, may refuse to follow any direction that conflicts with law or the indenture, or that the trustee determines is unduly prejudicial to the rights of any other holder of the relevant series of debt securities, or that would involve the trustee in personal liability. Prior to taking any action under the indentures, the trustee will be entitled to indemnification against all costs, expenses and liabilities that would be incurred by taking or not taking such action.

A holder of the debt securities of any series will have the right to institute a proceeding under the indentures or to appoint a receiver or trustee, or to seek other remedies only if:

●	the holder has given written notice to the trustee of a continuing event of default with respect to that series;

●	the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series have made a written request and such holders have offered reasonable indemnity to the trustee or security satisfactory to it against any loss, liability or expense or to be incurred in compliance with instituting the proceeding as trustee; and

●	the trustee does not institute the proceeding, and does not receive from the holders of a majority in aggregate principal amount of the outstanding debt securities of that series other conflicting directions within 90 days after the notice, request and offer.

These limitations do not apply to a suit instituted by a holder of debt securities if we default in the payment of the principal, premium, if any, or interest on, the debt securities, or other defaults that may be specified in the applicable prospectus supplement.

We will periodically file statements with the trustee regarding our compliance with specified covenants in the indentures.

The indentures will provide that if a default occurs and is continuing and is actually known to a responsible officer of the trustee, the trustee must mail to each holder notice of the default within the earlier of 90 days after it occurs and 30 days after it is known by a responsible officer of the trustee or written notice of it is received by the trustee, unless such default has been cured or waived. Except in the case of a default in the payment of principal or premium of, or interest on, any debt security or certain other defaults specified in an indenture, the trustee shall be protected in withholding such notice if and so long as the Board of Directors, the executive committee or a trust committee of directors, or responsible officers of the trustee, in good faith determine that withholding notice is in the best interests of holders of the relevant series of debt securities.

Modification of Indenture; Waiver

Subject to the terms of the indenture for any series of debt securities that we may issue, we and the trustee may change an indenture without the consent of any holders with respect to the following specific matters:

●	to fix any ambiguity, defect or inconsistency in the indenture;

●	to comply with the provisions described above under “Description of Debt Securities — Consolidation, Merger or Sale;”

●	to comply with any requirements of the SEC in connection with the qualification of any indenture under the Trust Indenture Act;

●	to add to, delete from or revise the conditions, limitations and restrictions on the authorized amount, terms or purposes of issue, authentication and delivery of debt securities, as set forth in the indenture;

●	to provide for the issuance of, and establish the form and terms and conditions of, the debt securities of any series as provided under “Description of Debt Securities — General,” to establish the form of any certifications required to be furnished pursuant to the terms of the indenture or any series of debt securities, or to add to the rights of the holders of any series of debt securities;

●	to evidence and provide for the acceptance of appointment hereunder by a successor trustee;

●	to provide for uncertificated debt securities and to make all appropriate changes for such purpose;

●	to add such new covenants, restrictions, conditions or provisions for the benefit of the holders, to make the occurrence, or the occurrence and the continuance, of a default in any such additional covenants, restrictions, conditions or provisions an event of default or to surrender any right or power conferred to us in the indenture; or

●	to change anything that does not adversely affect the interests of any holder of debt securities of any series in any material respect.

In addition, under the indentures, the rights of holders of a series of debt securities may be changed by us and the trustee with the written consent of the holders of at least a majority in aggregate principal amount of the outstanding debt securities of each series that is affected. However, subject to the terms of the indenture for any series of debt securities that we may issue or otherwise provided in the prospectus supplement applicable to a particular series of debt securities, we and the trustee may only make the following changes with the consent of each holder of any outstanding debt securities affected:

●	extending the stated maturity of the series of debt securities;

●	reducing the principal amount, reducing the rate of or extending the time of payment of interest, or reducing any premium payable upon the redemption or repurchase of any debt securities; or

●	reducing the percentage of debt securities, the holders of which are required to consent to any amendment, supplement, modification or waiver.

Discharge

Each indenture provides that, subject to the terms of the indenture and any limitation otherwise provided in the prospectus supplement applicable to a particular series of debt securities, we may elect to be discharged from our obligations with respect to one or more series of debt securities, except for specified obligations, including obligations to:

●	register the transfer or exchange of debt securities of the series;

●	replace stolen, lost or mutilated debt securities of the series;

●	maintain paying agencies;

●	hold monies for payment in trust;

●	recover excess money held by the trustee;

●	compensate and indemnify the trustee; and

●	appoint any successor trustee.

In order to exercise our rights to be discharged, we will deposit with the trustee money or government obligations sufficient to pay all the principal of, and any premium and interest on, the debt securities of the series on the dates payments are due.

Form, Exchange and Transfer

We will issue the debt securities of each series only in fully registered form without coupons and, unless we otherwise specify in the applicable prospectus supplement, in denominations of $1,000 and any integral multiple thereof. The indentures will provide that we may issue debt securities of a series in temporary or permanent global form and as book-entry securities that will be deposited with, or on behalf of, The Depository Trust Company or another depositary named by us and identified in a prospectus supplement with respect to that series. See “Legal Ownership of Securities” below for a further description of the terms relating to any book-entry securities.

At the option of the holder, subject to the terms of the indentures and the limitations applicable to global securities described in the applicable prospectus supplement, the holder of the debt securities of any series can exchange the debt securities for other debt securities of the same series, in any authorized denomination and of like tenor and aggregate principal amount.

Subject to the terms of the indentures and the limitations applicable to global securities set forth in the applicable prospectus supplement, holders of the debt securities may present the debt securities for exchange or for registration of transfer, duly endorsed or with the form of transfer endorsed thereon duly executed if so required by us or the security registrar, at the office of the security registrar or at the office of any transfer agent designated by us for this purpose. Unless otherwise provided in the debt securities that the holder presents for transfer or exchange, we will make no service charge for any registration of transfer or exchange, but we may require payment of any taxes or other governmental charges.

We will name in the applicable prospectus supplement the security registrar, and any transfer agent in addition to the security registrar, that we initially designate for any debt securities. We may at any time designate additional transfer agents or rescind the designation of any transfer agent or approve a change in the office through which any transfer agent acts, except that we will be required to maintain a transfer agent in each place of payment for the debt securities of each series.

If we elect to redeem the debt securities of any series, we will not be required to:

●	issue, register the transfer of, or exchange any debt securities of that series during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption of any debt securities that may be selected for redemption and ending at the close of business on the day of the mailing; or

●	register the transfer of or exchange any debt securities so selected for redemption, in whole or in part, except the unredeemed portion of any debt securities we are redeeming in part.

Information Concerning the Trustee

The trustee, other than during the occurrence and continuance of an event of default under an indenture, undertakes to perform only those duties as are specifically set forth in the applicable indenture and is under no obligation to exercise any of the powers given it by the indentures at the request of any holder of debt securities unless it is offered reasonable security and indemnity against the costs, expenses and liabilities that it might incur. However, upon an event of default under an indenture, the trustee must use the same degree of care as a prudent person would exercise or use in the conduct of his or her own affairs.

Payment and Paying Agents

Unless we otherwise indicate in the applicable prospectus supplement, we will make payment of the interest on any debt securities on any interest payment date to the person in whose name the debt securities, or one or more predecessor securities, are registered at the close of business on the regular record date for the interest payment.

We will pay principal of and any premium and interest on the debt securities of a particular series at the office of the paying agents designated by us, except that unless we otherwise indicate in the applicable prospectus supplement, we will make interest payments by check that we will mail to the holder or by wire transfer to certain holders. Unless we otherwise indicate in the applicable prospectus supplement, we will designate the corporate trust office of the trustee as our sole paying agent for payments with respect to debt securities of each series. We will name in the applicable prospectus supplement any other paying agents that we initially designate for the debt securities of a particular series. We will maintain a paying agent in each place of payment for the debt securities of a particular series.

All money we pay to a paying agent or the trustee for the payment of the principal of or any premium or interest on any debt securities that remains unclaimed at the end of two years after such principal, premium or interest has become due and payable will be repaid to us, and the holder of the debt security thereafter may look only to us for payment thereof.

Governing Law

The indentures and the debt securities will be governed by and construed in accordance with the laws of the State of New York, except to the extent that the Trust Indenture Act is applicable.

Ranking Debt Securities

The subordinated debt securities will be unsecured and will be subordinate and junior in priority of payment to certain other indebtedness to the extent described in a prospectus supplement. The subordinated indenture does not limit the amount of subordinated debt securities that we may issue. It also does not limit us from issuing any other secured or unsecured debt.

The senior debt securities will be unsecured and will rank equally in right of payment to all our other senior unsecured debt. The senior indenture does not limit the amount of senior debt securities that we may issue. It also does not limit us from issuing any other secured or unsecured debt.

DESCRIPTION OF WARRANTS

The following description, together with the additional information we may include in any applicable prospectus supplements and free writing prospectuses, summarizes the material terms and provisions of the warrants that we may offer under this prospectus, which may consist of warrants to purchase common stock, preferred stock or debt securities and may be issued in one or more series. Warrants may be offered independently or together with common stock, preferred stock or debt securities offered by any prospectus supplement, and may be attached to or separate from those securities. While the terms we have summarized below will apply generally to any warrants that we may offer under this prospectus, we will describe the particular terms of any series of warrants that we may offer in more detail in the applicable prospectus supplement and any applicable free writing prospectus. The terms of any warrants offered under a prospectus supplement may differ from the terms described below. However, no prospectus supplement will fundamentally change the terms that are set forth in this prospectus or offer a security that is not registered and described in this prospectus at the time of its effectiveness.

We may issue the warrants under a warrant agreement that we will enter into with a warrant agent to be selected by us. If selected, the warrant agent will act solely as an agent of ours in connection with the warrants and will not act as an agent for the holders or beneficial owners of the warrants. If applicable, we will file as exhibits to the registration statement of which this prospectus is a part, or will incorporate by reference from a Current Report on Form 8-K that we file with the SEC, the form of warrant agreement, including a form of warrant certificate, that describes the terms of the particular series of warrants we are offering before the issuance of the related series of warrants. The following summaries of material provisions of the warrants and the warrant agreements are subject to, and qualified in their entirety by reference to, all the provisions of the warrant agreement and warrant certificate applicable to a particular series of warrants. We urge you to read the applicable prospectus supplement and any applicable free writing prospectus related to the particular series of warrants that we sell under this prospectus, as well as the complete warrant agreements and warrant certificates that contain the terms of the warrants.

General

We will describe in the applicable prospectus supplement the terms relating to a series of warrants, including:

●	the offering price and aggregate number of warrants offered;

●	the currency for which the warrants may be purchased;

●	if applicable, the designation and terms of the securities with which the warrants are issued and the number of warrants issued with each such security or each principal amount of such security;

●	if applicable, the date on and after which the warrants and the related securities will be separately transferable;

●	in the case of warrants to purchase debt securities, the principal amount of debt securities purchasable upon exercise of one warrant and the price at, and currency in which, this principal amount of debt securities may be purchased upon such exercise;

●	in the case of warrants to purchase common stock or preferred stock, the number of shares of common stock or preferred stock, as the case may be, purchasable upon the exercise of one warrant and the price at which these shares may be purchased upon such exercise;

●	the effect of any merger, consolidation, sale or other disposition of our business on the warrant agreements and the warrants;

●	the terms of any rights to redeem or call the warrants;

●	any provisions for changes to or adjustments in the exercise price or number of securities issuable upon exercise of the warrants;

●	the dates on which the right to exercise the warrants will commence and expire;

●	the manner in which the warrant agreements and warrants may be modified;

●	United States federal income tax consequences of holding or exercising the warrants;

●	the terms of the securities issuable upon exercise of the warrants; and

●	any other specific terms, preferences, rights or limitations of or restrictions on the warrants.

Before exercising their warrants, holders of warrants will not have any of the rights of holders of the securities purchasable upon such exercise, including:

●	in the case of warrants to purchase debt securities, the right to receive payments of principal of, or premium, if any, or interest on, the debt securities purchasable upon exercise or to enforce covenants in the applicable indenture; or

●	in the case of warrants to purchase common stock or preferred stock, the right to receive dividends, if any, or, payments upon our liquidation, dissolution or winding up or to exercise voting rights, if any.

Exercise of Warrants

Each warrant will entitle the holder to purchase the securities that we specify in the applicable prospectus supplement at the exercise price that we describe in the applicable prospectus supplement. Unless we otherwise specify in the applicable prospectus supplement, holders of the warrants may exercise the warrants at any time up to the specified time on the expiration date that we set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void.

Holders of the warrants may exercise the warrants by delivering the warrant certificate representing the warrants to be exercised together with specified information, and paying the required amount to the warrant agent in immediately available funds, as provided in the applicable prospectus supplement. We will set forth on the reverse side of the warrant certificate and in the applicable prospectus supplement the information that the holder of the warrant will be required to deliver to us or the warrant agent as applicable.

Upon receipt of the required payment and the warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement, we will issue and deliver the securities purchasable upon such exercise. If fewer than all of the warrants represented by the warrant certificate are exercised, then we will issue a new warrant certificate for the remaining amount of warrants. If we so indicate in the applicable prospectus supplement, holders of the warrants may surrender securities as all or part of the exercise price for warrants.

Enforceability of Rights by Holders of Warrants

If selected, each warrant agent will act solely as our agent under the applicable warrant agreement and will not assume any obligation or relationship of agency or trust with any holder of any warrant. A single bank or trust company may act as warrant agent for more than one issue of warrants. A warrant agent will have no duty or responsibility in case of any default by us under the applicable warrant agreement or warrant, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a warrant may, without the consent of the related warrant agent or the holder of any other warrant, enforce by appropriate legal action its right to exercise, and receive the securities purchasable upon exercise of, its warrants.

DESCRIPTION OF RIGHTS

General

We may issue rights to our stockholders to purchase shares of our common stock, preferred stock or the other securities described in this prospectus. We may offer rights separately or together with one or more additional rights, debt securities, preferred stock, common stock or warrants, or any combination of those securities in the form of units, as described in the applicable prospectus supplement. Each series of rights will be issued under a separate rights agreement to be entered into between us and a bank or trust company, as rights agent. The rights agent will act solely as our agent in connection with the certificates relating to the rights of the series of certificates and will not assume any obligation or relationship of agency or trust for or with any holders of rights certificates or beneficial owners of rights. The following description sets forth certain general terms and provisions of the rights to which any prospectus supplement may relate. The particular terms of the rights to which any prospectus supplement may relate and the extent, if any, to which the general provisions may apply to the rights so offered will be described in the applicable prospectus supplement. To the extent that any particular terms of the rights, rights agreement or rights certificates described in a prospectus supplement differ from any of the terms described below, then the terms described below will be deemed to have been superseded by that prospectus supplement. We encourage you to read the applicable rights agreement and rights certificate for additional information before you decide whether to purchase any of our rights. We will provide in a prospectus supplement the following terms of the rights being issued:

●	the date of determining the stockholders entitled to the rights distribution;

●	the aggregate number of shares of common stock, preferred stock or other securities purchasable upon exercise of the rights;

●	the exercise price;

●	the aggregate number of rights issued;

●	whether the rights are transferrable and the date, if any, on and after which the rights may be separately transferred;

●	the date on which the right to exercise the rights will commence, and the date on which the right to exercise the rights will expire;

●	the method by which holders of rights will be entitled to exercise;

●	the conditions to the completion of the offering, if any;

●	the withdrawal, termination and cancellation rights, if any;

●	whether there are any backstop or standby purchaser or purchasers and the terms of their commitment, if any;

●	whether stockholders are entitled to oversubscription rights, if any;

●	any applicable material U.S. federal income tax considerations; and

●	any other terms of the rights, including terms, procedures and limitations relating to the distribution, exchange and exercise of the rights, as applicable.

Each right will entitle the holder of rights to purchase for cash the principal amount of shares of common stock, preferred stock or other securities at the exercise price provided in the applicable prospectus supplement. Rights may be exercised at any time up to the close of business on the expiration date for the rights provided in the applicable prospectus supplement.

Holders may exercise rights as described in the applicable prospectus supplement. Upon receipt of payment and the rights certificate properly completed and duly executed at the corporate trust office of the rights agent or any other office indicated in the prospectus supplement, we will, as soon as practicable, forward the shares of common stock, preferred stock or other securities, as applicable, purchasable upon exercise of the rights. If less than all of the rights issued in any rights offering are exercised, we may offer any unsubscribed securities directly to persons other than stockholders, to or through agents, underwriters or dealers or through a combination of such methods, including pursuant to standby arrangements, as described in the applicable prospectus supplement.

Rights Agent

The rights agent for any rights we offer will be set forth in the applicable prospectus supplement.

DESCRIPTION OF UNITS

The following description, together with the additional information we may include in any applicable prospectus supplements and free writing prospectuses, summarizes the material terms and provisions of the units that we may offer under this prospectus.

While the terms we have summarized below will apply generally to any units that we may offer under this prospectus, we will describe the particular terms of any series of units in more detail in the applicable prospectus supplement. The terms of any units offered under a prospectus supplement may differ from the terms described below. However, no prospectus supplement will fundamentally change the terms that are set forth in this prospectus or offer a security that is not registered and described in this prospectus at the time of its effectiveness.

We will file as exhibits to the registration statement of which this prospectus is a part, or will incorporate by reference from a Current Report on Form 8-K that we file with the SEC, the form of unit agreement that describes the terms of the series of units we are offering, and any supplemental agreements, before the issuance of the related series of units. The following summaries of material terms and provisions of the units are subject to, and qualified in their entirety by reference to, all the provisions of the unit agreement and any supplemental agreements applicable to a particular series of units. We urge you to read the applicable prospectus supplements related to the particular series of units that we sell under this prospectus, as well as the complete unit agreement and any supplemental agreements that contain the terms of the units.

General

We may issue units comprised of one or more debt securities, shares of common stock, shares of preferred stock and warrants in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date.

We will describe in the applicable prospectus supplement the terms of the series of units, including:

●	the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

●	any provisions of the governing unit agreement that differ from those described below; and

●	any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units.

The provisions described in this section, as well as those described under “Description of Capital Stock,” “Description of Debt Securities” and “Description of Warrants” will apply to each unit and to any common stock, preferred stock, debt security or warrant included in each unit, respectively.

Unit Agent

The name and address of the unit agent, if any, for any units we offer will be set forth in the applicable prospectus supplement.

Issuance in Series

We may issue units in such amounts and in numerous distinct series as we determine.

Enforceability of Rights by Holders of Units

Each unit agent will act solely as our agent under the applicable unit agreement and will not assume any obligation or relationship of agency or trust with any holder of any unit. A single bank or trust company may act as unit agent for more than one series of units. A unit agent will have no duty or responsibility in case of any default by us under the applicable unit agreement or unit, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a unit may, without the consent of the related unit agent or the holder of any other unit, enforce by appropriate legal action its rights as holder under any security included in the unit.

We, the unit agents and any of their agents may treat the registered holder of any unit certificate as an absolute owner of the units evidenced by that certificate for any purpose and as the person entitled to exercise the rights attaching to the units so requested, despite any notice to the contrary. See “Legal Ownership of Securities.”

LEGAL OWNERSHIP OF SECURITIES

We can issue securities in registered form or in the form of one or more global securities. We describe global securities in greater detail below. We refer to those persons who have securities registered in their own names on the books that we or any applicable trustee or depositary or warrant agent maintain for this purpose as the “holders” of those securities. These persons are the legal holders of the securities. We refer to those persons who, indirectly through others, own beneficial interests in securities that are not registered in their own names, as “indirect holders” of those securities. As we discuss below, indirect holders are not legal holders, and investors in securities issued in book-entry form or in street name will be indirect holders.

Book-Entry Holders

We may issue securities in book-entry form only, as we will specify in the applicable prospectus supplement. This means securities may be represented by one or more global securities registered in the name of a financial institution that holds them as depositary on behalf of other financial institutions that participate in the depositary’s book-entry system. These participating institutions, which are referred to as participants, in turn, hold beneficial interests in the securities on behalf of themselves or their customers.

Only the person in whose name a security is registered is recognized as the holder of that security. Global securities will be registered in the name of the depositary or its participants. Consequently, for global securities, we will recognize only the depositary as the holder of the securities, and we will make all payments on the securities to the depositary. The depositary passes along the payments it receives to its participants, which in turn pass the payments along to their customers who are the beneficial owners. The depositary and its participants do so under agreements they have made with one another or with their customers; they are not obligated to do so under the terms of the securities.

As a result, investors in a global security will not own securities directly. Instead, they will own beneficial interests in a global security, through a bank, broker or other financial institution that participates in the depositary’s book-entry system or holds an interest through a participant. As long as the securities are issued in global form, investors will be indirect holders, and not legal holders, of the securities.

Street Name Holders

We may terminate a global security or issue securities that are not issued in global form. In these cases, investors may choose to hold their securities in their own names or in “street name.” Securities held by an investor in street name would be registered in the name of a bank, broker or other financial institution that the investor chooses, and the investor would hold only a beneficial interest in those securities through an account he or she maintains at that institution.

For securities held in street name, we or any applicable trustee or depositary will recognize only the intermediary banks, brokers and other financial institutions in whose names the securities are registered as the holders of those securities, and we or any such trustee or depositary will make all payments on those securities to them. These institutions pass along the payments they receive to their customers who are the beneficial owners, but only because they agree to do so in their customer agreements or because they are legally required to do so. Investors who hold securities in street name will be indirect holders, not legal holders, of those securities.

Legal Holders

Our obligations, as well as the obligations of any applicable trustee or third party employed by us or a trustee, run only to the legal holders of the securities. We do not have obligations to investors who hold beneficial interests in global securities, in street name or by any other indirect means. This will be the case whether an investor chooses to be an indirect holder of a security or has no choice because we are issuing the securities only in global form.

For example, once we make a payment or give a notice to the holder, we have no further responsibility for the payment or notice even if that holder is required, under agreements with its participants or customers or by law, to pass it along to the indirect holders but does not do so. Similarly, we may want to obtain the approval of the holders to amend an indenture, to relieve us of the consequences of a default or of our obligation to comply with a particular provision of an indenture, or for other purposes. In such an event, we would seek approval only from the legal holders, and not the indirect holders, of the securities. Whether and how the legal holders contact the indirect holders is up to the legal holders.

Special Considerations for Indirect Holders

If you hold securities through a bank, broker or other financial institution, either in book-entry form because the securities are represented by one or more global securities or in street name, you should check with your own institution to find out:

●	how it handles securities payments and notices;

●	whether it imposes fees or charges;

●	how it would handle a request for the holders’ consent, if ever required;

●	whether and how you can instruct it to send you securities registered in your own name so you can be a legal holder, if that is permitted in the future;

●	how it would exercise rights under the securities if there were a default or other event triggering the need for holders to act to protect their interests; and

●	if the securities are in book-entry form, how the depositary’s rules and procedures will affect these matters.

Global Securities

A global security is a security that represents one or any other number of individual securities held by a depositary. Generally, all securities represented by the same global securities will have the same terms.

Each security issued in book-entry form will be represented by a global security that we issue to, deposit with and register in the name of a financial institution or its nominee that we select. The financial institution that we select for this purpose is called the depositary. Unless we specify otherwise in the applicable prospectus supplement, The Depository Trust Company, New York, NY, known as “DTC”, will be the depositary for all securities issued in book-entry form.

A global security may not be transferred to or registered in the name of anyone other than the depositary, its nominee or a successor depositary, unless special termination situations arise. We describe those situations below under “— Special Situations When A Global Security Will Be Terminated.” As a result of these arrangements, the depositary, or its nominee, will be the sole registered owner and legal holder of all securities represented by a global security, and investors will be permitted to own only beneficial interests in a global security. Beneficial interests must be held by means of an account with a broker, bank or other financial institution that in turn has an account with the depositary or with another institution that does. Thus, an investor whose security is represented by a global security will not be a legal holder of the security, but only an indirect holder of a beneficial interest in the global security.

If the prospectus supplement for a particular security indicates that the security will be issued as a global security, then the security will be represented by a global security at all times unless and until the global security is terminated. If termination occurs, we may issue the securities through another book-entry clearing system or decide that the securities may no longer be held through any book-entry clearing system.

Special Considerations For Global Securities

As an indirect holder, an investor’s rights relating to a global security will be governed by the account rules of the investor’s financial institution and of the depositary, as well as general laws relating to securities transfers. We do not recognize an indirect holder as a holder of securities and instead deal only with the depositary that holds the global security.

If securities are issued only as global securities, an investor should be aware of the following:

●	an investor cannot cause the securities to be registered in his or her name, and cannot obtain non-global certificates for his or her interest in the securities, except in the special situations we describe below;

●	an investor will be an indirect holder and must look to his or her own bank or broker for payments on the securities and protection of his or her legal rights relating to the securities, as we describe above;

●	an investor may not be able to sell interests in the securities to some insurance companies and to other institutions that are required by law to own their securities in non-book-entry form;

●	an investor may not be able to pledge his or her interest in the global security in circumstances where certificates representing the securities must be delivered to the lender or other beneficiary of the pledge in order for the pledge to be effective;

●	the depositary’s policies, which may change from time to time, will govern payments, transfers, exchanges and other matters relating to an investor’s interest in the global security. We and any applicable trustee have no responsibility for any aspect of the depositary’s actions or for its records of ownership interests in the global security. We and the trustee also do not supervise the depositary in any way;

●	the depositary may, and we understand that DTC will, require that those who purchase and sell interests in the global security within its book-entry system use immediately available funds, and your broker or bank may require you to do so as well; and

●	financial institutions that participate in the depositary’s book-entry system, and through which an investor holds its interest in the global security, may also have their own policies affecting payments, notices and other matters relating to the securities. There may be more than one financial intermediary in the chain of ownership for an investor. We do not monitor and are not responsible for the actions of any of those intermediaries.

Special Situations When A Global Security Will Be Terminated

In a few special situations described below, a global security will terminate and interests in it will be exchanged for physical certificates representing those interests. After that exchange, the choice of whether to hold securities directly or in street name will be up to the investor. Investors must consult their own banks or brokers to find out how to have their interests in securities transferred to their own names, so that they will be direct holders. We have described the rights of holders and street name investors above.

A global security will terminate when the following special situations occur:

●	if the depositary notifies us that it is unwilling, unable or no longer qualified to continue as depositary for that global security and we do not appoint another institution to act as depositary within 90 days;

●	if we notify any applicable trustee that we wish to terminate that global security; or

●	if an event of default has occurred with regard to securities represented by that global security and has not been cured or waived.

The applicable prospectus supplement may also list additional situations for terminating a global security that would apply only to the particular series of securities covered by the prospectus supplement. When a global security terminates, the depositary, and neither we, nor any applicable trustee, is responsible for deciding the names of the institutions that will be the initial direct holders.

PLAN OF DISTRIBUTION

We may sell the securities being offered hereby in one or more of the following ways from time to time:

●	through agents to the public or to investors;

●	to underwriters for resale to the public or to investors;

●	negotiated transactions;

●	block trades;

●	directly to investors; or

●	through a combination of any of these methods of sale.

As set forth in more detail below, the securities may be distributed from time to time in one or more transactions:

●	at a fixed price or prices, which may be changed;

●	at market prices prevailing at the time of sale;

●	at prices related to such prevailing market prices; or

●	at negotiated prices.

We will set forth in a prospectus supplement the terms of that particular offering of securities, including:

●	the name or names of any agents or underwriters;

●	the purchase price of the securities being offered and the proceeds we will receive from the sale;

●	any over-allotment options under which underwriters may purchase additional securities from us;

●	any agency fees or underwriting discounts and other items constituting agents’ or underwriters’ compensation;

●	any initial public offering price;

●	any discounts or concessions allowed or re-allowed or paid to dealers; and

●	any securities exchanges or markets on which such securities may be listed.

Only underwriters named in an applicable prospectus supplement are underwriters of the securities offered by that prospectus supplement.

If underwriters are used in an offering, we will execute an underwriting agreement with such underwriters and will specify the name of each underwriter and the terms of the transaction (including any underwriting discounts and other terms constituting compensation of the underwriters and any dealers) in a prospectus supplement. The securities may be offered to the public either through underwriting syndicates represented by managing underwriters or directly by one or more investment banking firms or others, as designated. If an underwriting syndicate is used, the managing underwriter(s) will be specified on the cover of the prospectus supplement. If underwriters are used in the sale, the offered securities will be acquired by the underwriters for their own accounts and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Any public offering price and any discounts or concessions allowed or re-allowed or paid to dealers may be changed from time to time. Unless otherwise set forth in the prospectus supplement, the obligations of the underwriters to purchase the offered securities will be subject to conditions precedent and the underwriters will be obligated to purchase all of the offered securities if any are purchased.

We may grant to the underwriters options to purchase additional securities to cover over-allotments, if any, at the public offering price, with additional underwriting commissions or discounts, as may be set forth in a related prospectus supplement. The terms of any over-allotment option will be set forth in the prospectus supplement for those securities.

If we use a dealer in the sale of the securities being offered pursuant to this prospectus or any prospectus supplement, we will sell the securities to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale. The names of the dealers and the terms of the transaction will be specified in a prospectus supplement.

We may sell the securities directly or through agents we designate from time to time. We will name any agent involved in the offering and sale of securities and we will describe any commissions we will pay the agent in the prospectus supplement. Unless the prospectus supplement states otherwise, any agent will act on a best-efforts basis for the period of its appointment.

We may authorize agents or underwriters to solicit offers by institutional investors to purchase securities from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. We will describe the conditions to these contracts and the commissions we must pay for solicitation of these contracts in the prospectus supplement.

In connection with the sale of the securities, underwriters, dealers or agents may receive compensation from us or from purchasers of the common stock for whom they act as agents in the form of discounts, concessions or commissions. Underwriters may sell the securities to or through dealers, and those dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters or commissions from the purchasers for whom they may act as agents. Underwriters, dealers and agents that participate in the distribution of the securities, and any institutional investors or others that purchase common stock directly and then resell the securities, may be deemed to be underwriters, and any discounts or commissions received by them from us and any profit on the resale of the common stock by them may be deemed to be underwriting discounts and commissions under the Securities Act.

We may provide agents and underwriters with indemnification against particular civil liabilities, including liabilities under the Securities Act, or contribution with respect to payments that the agents or underwriters may make with respect to such liabilities. Agents and underwriters may engage in transactions with, or perform services for, us in the ordinary course of business.

We may engage in at the market offerings into an existing trading market in accordance with Rule 415(a)(4) under the Securities Act. In addition, we may enter into derivative transactions with third parties (including the writing of options), or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with such a transaction, the third parties may, pursuant to this prospectus and the applicable prospectus supplement, sell securities covered by this prospectus and the applicable prospectus supplement. If so, the third party may use securities borrowed from us or others to settle such sales and may use securities received from us to close out any related short positions. We may also loan or pledge securities covered by this prospectus and the applicable prospectus supplement to third parties, who may sell the loaned securities or, in an event of default in the case of a pledge, sell the pledged securities pursuant to this prospectus and the applicable prospectus supplement. The third party in such sale transactions will be an underwriter and will be identified in the applicable prospectus supplement or in a post-effective amendment.

To facilitate an offering of a series of securities, persons participating in the offering may engage in transactions that stabilize, maintain, or otherwise affect the market price of the securities. This may include over-allotments or short sales of the securities, which involves the sale by persons participating in the offering of more securities than have been sold to them by us. In those circumstances, such persons would cover such over-allotments or short positions by purchasing in the open market or by exercising the over-allotment option granted to those persons. In addition, those persons may stabilize or maintain the price of the securities by bidding for or purchasing securities in the open market or by imposing penalty bids, whereby selling concessions allowed to underwriters or dealers participating in any such offering may be reclaimed if securities sold by them are repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. Such transactions, if commenced, may be discontinued at any time. We make no representation or prediction as to the direction or magnitude of any effect that the transactions described above, if implemented, may have on the price of our securities.

Unless otherwise specified in the applicable prospectus supplement, each class or series of securities will be a new issue with no established trading market, other than our common stock, which is listed on The Nasdaq Capital Market. We may elect to list any other class or series of securities on any exchange or market, but we are not obligated to do so. It is possible that one or more underwriters may make a market in a class or series of securities, but the underwriters will not be obligated to do so and may discontinue any market making at any time without notice. We cannot give any assurance as to the liquidity of the trading market for any of the securities.

In order to comply with the securities laws of some U.S. states or territories, if applicable, the securities offered pursuant to this prospectus will be sold in those states only through registered or licensed brokers or dealers. In addition, in some states securities may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and complied with.

Any underwriter may engage in overallotment, stabilizing transactions, short covering transactions and penalty bids in accordance with Regulation M under the Exchange Act. Overallotment involves sales in excess of the offering size, which create a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Short covering transactions involve purchases of the securities in the open market after the distribution is completed to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a covering transaction to cover short positions. Those activities may cause the price of the securities to be higher than it would otherwise be. If commenced, the underwriters may discontinue any of these activities at any time.

Any underwriters who are qualified market makers on The Nasdaq Capital Market may engage in passive market making transactions in the securities on The Nasdaq Capital Market in accordance with Rule 103 of Regulation M, during the business day prior to the pricing of the offering, before the commencement of offers or sales of the securities. Passive market makers must comply with applicable volume and price limitations and must be identified as passive market makers. In general, a passive market maker must display its bid at a price not in excess of the highest independent bid for such security. If all independent bids are lowered below the passive market maker’s bid, however, the passive market maker’s bid must then be lowered when certain purchase limits are exceeded.

LEGAL MATTERS

Sheppard, Mullin, Richter & Hampton LLP, New York, New York, will pass upon the validity of the shares of our common stock offered hereby. Additional legal matters may be passed upon for us or any underwriters, dealers or agents, by counsel that we will name in the applicable prospectus supplement.

EXPERTS

dbbmckennon, an independent registered public accounting firm, has audited our financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2023, as set forth in their report, which includes an explanatory paragraph as to our ability to continue as a going concern, dated April 16, 2024, which is incorporated by reference in this prospectus and elsewhere in the registration statement, given on the authority of such firm as experts in accounting and auditing.

The consolidated financial statements of Evofem Biosciences, Inc. as of and for the year ended December 31, 2023 incorporated by reference in this Registration Statement of Aditxt, Inc., have been audited by BPM LLP, an independent registered public accounting firm, as stated in their report (which contains an explanatory paragraph relating to substantial doubt about the ability of Evofem Biosciences, Inc. to continue as a going concern as described in Note 1 to the consolidated financial statements) which is also incorporated by reference herein. Such consolidated financial statements have been so incorporated by reliance herein in reliance on the report of such firm given on the authority of said firm as experts in auditing and accounting.

The financial statements of Evofem Biosciences, Inc. and subsidiaries as of December 31, 2022, and for the year ended December 31, 2022, incorporated by reference in this Prospectus, have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report. Such financial statements are incorporated by reference in reliance upon the report of such firm given their authority as experts in accounting and auditing.

The audited historical financial statements of Appili Therapeutics Inc. which appears in Aditxt, Inc.’s Current Report on Form 8-K filed on August 1, 2024 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, independent auditors, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus constitutes a part of a registration statement on Form S-3 filed under the Securities Act. As permitted by the SEC’s rules, this prospectus and any prospectus supplement, which form a part of the registration statement, do not contain all the information that is included in the registration statement. For further information with respect to us and our securities, we refer you to the registration statement, including the exhibits filed as a part of the registration statement. Statements contained in this prospectus concerning the contents of any contract or any other document is not necessarily complete. If a contract or document has been filed as an exhibit to the registration statement, please see the copy of the contract or document that has been filed. Each statement is this prospectus relating to a contract or document filed as an exhibit is qualified in all respects by the filed exhibit. We are subject to the informational requirements of the Exchange Act and in accordance therewith file annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains an Internet website that contains reports, proxy statements and other information about issuers, like us, that file electronically with the SEC. The address of that website is www.sec.gov. The registration statement and the documents referred to below under “Incorporation of Documents By Reference” are also available on our website, www.aditxt.com. We have not incorporated by reference into this prospectus the information on our website, and you should not consider it to be a part of this prospectus.

INCORPORATION OF DOCUMENTS BY REFERENCE

We have filed a registration statement on Form S-3 with the SEC under the Securities Act. This prospectus is part of the registration statement, however the registration statement includes and incorporates by reference additional information and exhibits. The SEC permits us to “incorporate by reference” the information contained in documents we file with the SEC, which means that we can disclose important information to you by referring you to those documents rather than by including them in this prospectus. Information that is incorporated by reference is considered to be part of this prospectus and you should read it with the same care that you read this prospectus. Information that we file later with the SEC will automatically update and supersede the information that is either contained, or incorporated by reference, in this prospectus, and will be considered to be a part of this prospectus from the date those documents are filed. We have filed with the SEC, and incorporate by reference in this prospectus:

●	Current Reports on Form 8-K, filed with the SEC on January 2, 2024, January 5, 2024, January 5, 2024, January 9, 2024, January 19, 2024, January 30, 2024, January 30, 2024, February 2, 2024, February 6, 2024, February 9, 2024, February 15, 2024, February 16, 2024, February 21, 2024, February 22, 2024, February 29, 2024, March 1, 2024, March 4, 2024, March 11, 2024, April 4, 2024 (as amended on August 1, 2024), April 12, 2024, May 3, 2024 (as amended May 3, 2024), May 7, 2024, May 8, 2024, May 13, 2024, May 22, 2023, May 28, 2024, June 12, 2024, June 21, 2024, June 25, 2024, July 8, 2024, July 9, 2024, July 18, 2024, July 22, 2024, and August 1, 2024 (originally filed on December 12, 2023);

●	Annual Report on Form 10-K for the year ended December 31, 2023 filed with the SEC on April 16, 2024;

●	Quarterly Report on Form 10-Q for the three months ended March 31, 2024 filed with the SEC on May 20, 2024;

●	Proxy Statement on Schedule 14A filed on July 5, 2024; and

●	the description of our common stock and our preferred stock contained in our Registration Statement on Form 8-A12B/A filed with the SEC on June 17, 2020, and any amendments or reports filed updating such description.

In addition, all documents subsequently filed by us pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the termination of the offering (excluding any information furnished rather than filed) shall be deemed to be incorporated by reference into this prospectus.

Notwithstanding the statements in the preceding paragraphs, no document, report or exhibit (or portion of any of the foregoing) or any other information that we have “furnished” to the SEC pursuant to the Exchange Act shall be incorporated by reference into this prospectus.

We will furnish without charge to you, on written or oral request, a copy of any or all of the documents incorporated by reference in this prospectus, including exhibits to these documents. You should direct any requests for documents to:

Aditxt, Inc.

2569 Wyandotte Street, Suite 101

Mountain View, CA 94043

Phone: (650) 870-1200

You also may access these filings on our website at http://www.aditxt.com. We do not incorporate the information on our website into this prospectus or any supplement to this prospectus and you should not consider any information on, or that can be accessed through, our website as part of this prospectus or any supplement to this prospectus (other than those filings with the SEC that we specifically incorporate by reference into this prospectus or any supplement to this prospectus).

Any statement contained in a document incorporated or deemed to be incorporated by reference in this prospectus will be deemed modified, superseded or replaced for purposes of this prospectus to the extent that a statement contained in this prospectus modifies, supersedes or replaces such statement. Any statement contained herein or in any document incorporated or deemed to be incorporated by reference shall be deemed to be modified or superseded for purposes of the registration statement of which this prospectus forms a part to the extent that a statement contained in any other subsequently filed document which also is or is deemed to be incorporated by reference modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed to constitute a part of the registration statement of which this prospectus forms a part, except as so modified or superseded.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

The following table sets forth an estimate of the fees and expenses relating to the issuance and distribution of the securities being registered hereby, other than underwriting discounts and commissions, all of which shall be borne by the Company. All of such fees and expenses, except for the SEC registration fee and the FINRA filing fee, are estimated:

SEC registration fee	$14,760
FINRA filing fees	15,500
Legal fees and expenses	*
Printing fees and expenses	*
Accounting fees and expenses	*
Miscellaneous fees and expenses	*
Total	$30,260*

*	These fees are calculated based on the securities offered and the number of issuances and accordingly cannot be estimated at this time. The applicable prospectus supplement will set forth the estimated amount of expenses of any offering of securities.

Item 15. Indemnification of Officers and Directors.

Section 102 of the DGCL permits a corporation to eliminate the personal liability of directors of a corporation to the corporation or its stockholders for monetary damages for a breach of fiduciary duty as a director, except where the director breached his duty of loyalty, failed to act in good faith, engaged in intentional misconduct or knowingly violated a law, authorized the payment of a dividend or approved a stock repurchase in violation of Delaware corporate law or obtained an improper personal benefit. Our amended and restated certificate of incorporation provides that no director of Aditxt shall be personally liable to it or its stockholders for monetary damages for any breach of fiduciary duty as a director, notwithstanding any provision of law imposing such liability, except to the extent that the DGCL prohibits the elimination or limitation of liability of directors for breaches of fiduciary duty.

Section 145 of the DGCL provides that a corporation has the power to indemnify a director, officer, employee, or agent of the corporation, or a person serving at the request of the corporation for another corporation, partnership, joint venture, trust or other enterprise in related capacities against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with an action, suit or proceeding to which he was or is a party or is threatened to be made a party to any threatened, ending or completed action, suit or proceeding by reason of such position, if such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, in any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful, except that, in the case of actions brought by or in the right of the corporation, no indemnification shall be made with respect to any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or other adjudicating court determines that, despite the adjudication of liability but in view of all of the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

Our Certificate of Incorporation and Bylaws provide indemnification for our directors and officers to the fullest extent permitted by the DGCL.

Item 16. Exhibits.

a) Exhibits.

Exhibit Number	Description of Document
1.1**	Form of Underwriting Agreement
3.1	Amended and Restated Certificate of Incorporation (incorporated by reference to the Registrant’s Registration Statement on Form S-1/A (File No. 333-235933)
3.2	Certificate of Amendment, dated June 29, 2020 (incorporated by reference to the Registrant’s Quarterly Report on Form 10-Q, filed with the SEC on August 13, 2020)
3.3	Amended and Restated Bylaws (incorporated by reference to the Registrant’s Registration Statement on Form S-1/A (File No. 333-235933)
3.4	Certificate of Designation Series A Preferred Stock (incorporated by reference to the Registrant’s Registration Statement on Form S-1 (File No. 333-248491)
3.5	Certificate of Amendment, filed with the Secretary of State of the State of Delaware on May 24, 2021 (incorporated by reference to the Registrant’s Current Report on Form 8-K filed on May 25, 2021)
3.6	Certificate of Amendment, dated July 6, 2021 (incorporated by reference to the Registrant’s Current Report on Form 8-K filed on July 8, 2021)
3.7	Amendment No. 1 to Amended and Restated Bylaws of Aditxt, Inc. (incorporated by reference to the Registrant’s Current Report on Form 8-K filed on July 8, 2022)
3.8	Certificate of Designation of Series B Preferred Stock, dated July 19, 2022 (incorporated by reference to the Registrant’s Current Report on Form 8-K filed on July 20, 2022)
3.9	Certificate of Amendment to Certificate of Incorporation of Aditxt, Inc. (incorporated by reference to the Registrant’s Current Report on Form 8-K filed on September 14, 2022)
3.10	Certificate of Designation of Series C Preferred Stock, dated July 11, 2023 (incorporated by reference to the Registrant’s Current Report on Form 8-K filed on July 14, 2023)
3.11	Certificate of Amendment to Certificate of Incorporation of Aditxt, Inc. (incorporated by reference to the Registrant’s Current Report on Form 8-K filed on August 17, 2023)
3.12	Series A-1 Certificate of Designation filed with the Secretary of State of Delaware (incorporated by reference to the Registrant’s Current Report on Form 8-K filed on December 26, 2023)
3.13	Series B-2 Certificate of Designation filed with the Secretary of State of Delaware (incorporated by reference to the Registrant’s Current Report on Form 8-K filed on January 2, 2024)
3.14	Series B-1 Certificate of Designation filed with the Secretary of State of Delaware (incorporated by reference to the Registrant’s Current Report on Form 8-K filed on January 30, 2024)
3.15	Certificate of Designation for Series B-2 Preferred Stock (incorporated by reference to the Registrant’s Current Report on Form 8-K filed on January 2, 2024)
3.16	Certificate of Designation for Series C-1 Preferred Stock (incorporated by reference to the Registrant’s Current Report on Form 8-K filed on May 8, 2024)
3.17	Certificate of Designation for Series D-1 Preferred Stock (incorporated by reference to the Registrant’s Current Report on Form 8-K filed on May 8, 2024)
3.18**	Form of Certificate of Designation with respect to Preferred Stock
4.1	Specimen Stock Certificate (incorporated by reference to the Registrant’s Registration Statement on Form S-1/A (File No. 333-235933)
4.2	Form of Senior Indenture (incorporated by reference to the Registrant’s Registration Statement on Form S-3 (File No. 333-257645)
4.3	Form of Subordinated Indenture (incorporated by reference to the Registrant’s Registration Statement on Form S-3 (File No. 333-257645)
4.4**	Form of Senior Note
4.5**	Form of Subordinated Note
4.6**	Form of Warrant
4.7**	Form of Warrant Agreement
4.8**	Form of Rights Agreement and Rights Certificate
4.9**	Form of Unit Agreement
5.1+	Opinion of Sheppard, Mullin, Richter & Hampton LLP as to the legality of the securities being registered
23.1*	Consent of dbbmckennon, Independent Registered Public Accounting Firm
23.2*	Consent of Sheppard, Mullin, Richter & Hampton LLP (included in Exhibit 5.1)
23.3*	Consent of BPM LLP
23.4+	Consent of Deloitte & Touche LLP
23.5*	Consent of PricewaterhouseCoopers LLP
24.1+	Power of Attorney
25.1**	Statement of Eligibility of Trustee on Form T-1 under the Trust Indenture Act of 1939, as amended
107+	Filing Fee Table

+	Previously filed
*	Filed herewith.
**	To the extent applicable, to be filed by an amendment or as an exhibit to a document filed under the Exchange Act, and incorporated by reference herein.

Item 17. Undertakings.

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however , that paragraphs (a)(1)(i), (a)(1)(ii), and (a)(1)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is a part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(5) That, for the purpose of determining liability under the Securities Act to any purchaser:

(i) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided , however , that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(6) That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(d) The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Trust Indenture Act.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Mountain View, State of California, on August 2, 2024.

ADITXT THERAPEUTICS, INC.

By:	/s/ Amro Albanna
Amro Albanna
Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, the following persons in the capacities and on the dates indicated have signed this Registration Statement below.

Signature	Title	Date

/s/ Amro Albanna	Chief Executive Officer, President and Director	August 2, 2024
Amro Albanna	(Principal Executive Officer)

/s/ Thomas J. Farley	Chief Financial Officer	August 2, 2024
Thomas J. Farley	(Principal Financial and Accounting Officer)

*	Director	August 2, 2024
Brian Brady

*	Director	August 2, 2024
Charles Athle Nelson

*	Director	August 5, 2024
Jeffrey W. Runge, M.D.

*	Chief Innovation Officer and Director	August 2, 2024
Shahrokh Shabahang

*By:	/s/ Amro Albanna
Amro Albanna
Attorney-in-Fact